Execution Version

Exhibit 1.1
Entergy Corporation
Common Stock, Par Value $0.01 Per Share

UNDERWRITING AGREEMENT
June 6, 2018
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
Scotia Capital (USA) Inc.

c/o    Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:
The undersigned, Entergy Corporation, a Delaware corporation (the “Company”), confirms its agreement (this “Underwriting Agreement”) with the several underwriters set forth in Schedule I attached hereto (the “Underwriters,” which term, when the context permits, shall also include any underwriters substituted as hereinafter in Section 11 provided), for whom Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), the Forward Sellers (as defined herein) and the Forward Purchasers (as defined herein), with respect to (a) subject to Section 12 hereof, the sale (the “Forward Sale”) by Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and JPMorgan Chase Bank, National Association London Branch (in such capacity, each, a “Forward Seller” and collectively, the “Forward Sellers”), acting severally and not jointly, of the respective number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be sold by them as set forth under the headings “Number of Forward Underwritten Shares to be Purchased from Morgan Stanley,”

“Number of Forward Underwritten Shares to be Purchased from Goldman” and “Number of Forward Underwritten Shares to be Purchased from J.P. Morgan,” respectively, in the first table on Schedule I hereto (collectively, the “Forward Underwritten Shares”) and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Forward Underwritten Shares sold to each of them by the respective Forward Sellers as set forth under such headings in such table and (b) the grant by the Company to the several Underwriters of the option described in Section 1(a)(iii) hereof to purchase all or any portion of an additional 1,993,355 shares of Common Stock solely to cover over-allotments, if any (the “Option Shares”).

In connection with the Forward Sale, each of Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and JPMorgan Chase Bank, National Association London Branch, in its capacity as a party to a Forward Sale Agreement (as defined herein) (as such, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), has entered into a letter agreement, dated June 6, 2018 (collectively, the “Forward Sale Agreements”), with the Company, pursuant to which the Company has agreed to sell, and each respective Forward Purchaser has agreed to purchase, acting severally and not jointly, the number of shares of Common Stock set forth opposite such Forward Purchaser’s (or its affiliate’s) name under the heading “Number of Shares to be Purchased” in the second table on Schedule I hereto, subject to the terms and conditions of the Forward Sale Agreements, including the Company’s right to elect Cash Settlement or Net Share Settlement (each as defined in the Forward Sale Agreements).

The Forward Underwritten Shares and any Company Top-Up Underwritten Shares (as defined herein) are hereinafter collectively referred to as the “Firm Shares.” Any Option Shares sold to the Underwriters by the Forward Sellers pursuant to Section 1(a)(iii) hereof upon exercise of the option described in Section 1(a)(iii) hereof are herein referred to as the “Forward Option Shares,” and any Option Shares sold to the Underwriters by the Company pursuant to Section 1(a)(v) hereof upon exercise of such option, together with any Company Top-Up Option Shares (as defined herein), are herein referred to as the “Company Option Shares.” The Company Top-Up Underwritten Shares and the Company Option Shares are hereinafter collectively referred to as the “Primary Shares.” The Forward Underwritten Shares and the Forward Option Shares are hereinafter collectively referred to as the “Forward Shares.” The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” This Underwriting Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements (as defined herein) are hereinafter collectively referred to as the “Transaction Documents.”

SECTION 1.Purchase and Sale.

(a)    On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth:
(i)each Forward Seller, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter shall purchase from such Forward Seller, severally and not jointly, at a purchase price of $74.45 per share (the “Purchase Price”), that number of Forward Underwritten Shares set forth in the first table on Schedule I opposite the name of such Underwriter in the column pertaining to such Forward Seller;

(ii)the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Purchase Price, a number of Company Top-Up Underwritten Shares, if any, that bears the same proportion to the total number of Company Top-Up Underwritten Shares as the number of Forward Underwritten Shares set forth in the first table on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine);

(iii)the Company hereby grants to the Underwriters the right to purchase at their election up to 1,993,355 Option Shares, solely to cover over-allotments, if any, at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares (the “Option Purchase Price”). Any such election to purchase Option Shares may be exercised in whole or in part at one or more times only by written notice from the Representatives to the Company (each, an “Option Notice”), given within a period of 30 calendar days after the date of this Underwriting Agreement, setting forth the aggregate number of Option Shares as to which the Underwriters are then exercising the option and the time and date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Initial Closing Date (as defined herein) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such Option Notice. The Company may, in its sole discretion, within one business day after such Option Notice is given, execute and deliver to each of the Forward Sellers an additional letter agreement substantially in the form attached hereto as Exhibit A between the Company and it (as a Forward Purchaser) or its affiliated Forward Purchaser (each, an “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the terms and conditions of such Additional Forward Sale Agreement, including the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock that bears the same proportion to the total number of Option Shares set forth in such Option Notice as the number of shares of Common Stock set forth in the second table on Schedule I hereto opposite the name of such Forward Purchaser bears to the total number of shares of Common Stock on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine). Upon the Company’s execution and delivery to the Forward Sellers of each such Additional Forward Sale Agreement, each Forward Purchaser shall promptly execute and deliver its Additional Forward Sale Agreement to the Company. Upon such execution and delivery to the Company, each Forward Seller, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter shall purchase from such Forward Seller, severally and not jointly, at the Option Purchase Price, a number of Forward Option Shares that bears the same proportion to the total number of Forward Option Shares as the number of Forward Underwritten Shares set forth in the first table on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine);

(iv)the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Option Purchase Price, a number of Company Top-Up Option Shares, if any, that bears the same proportion to the total number of Company Top-Up Option Shares as the number of Forward Underwritten Shares set forth in the first table on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine); and

(v)if the Company does not timely execute and deliver one or more Additional Forward Sale Agreements pursuant to clause (a)(iii) above, then the Company agrees to sell to each Underwriter, and each Underwriter shall purchase from the Company, severally and not jointly, at the Option Purchase Price, a number of Option Shares underlying the Additional Forward Sale Agreement(s) that were not so executed and delivered that bears the same proportion to the total number of Option Shares as the number of Forward Underwritten Shares set forth in the first table on Schedule I hereto opposite the name of such Underwriter bears to the total number of Forward Underwritten Shares on such table (subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion may determine).

(b)    If with respect to the Forward Underwritten Shares underlying any Forward Sale Agreement (i) any of the conditions to effectiveness of such Forward Sale Agreement set forth therein have not been satisfied at the Initial Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Underwriting Agreement on or prior to the Initial Closing Date or (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the Initial Closing Date (clauses (i) through (iii) of this Section 1(b), together, the “Conditions”), the Forward Seller affiliated with the Forward Purchaser party to such Forward Sale Agreement, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters such Forward Underwritten Shares otherwise deliverable by such Forward Seller hereunder. In addition, if in a Forward Purchaser’s good faith and commercially reasonable judgment, (A) it or its affiliate is unable to borrow and deliver for sale under this Underwriting Agreement a number of shares of Common Stock equal to the number of Forward Underwritten Shares otherwise deliverable by its affiliated Forward Seller or (B) it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then such Forward Seller shall only be required to deliver for sale to the Underwriters at the Initial Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such Stock Loan Fee.
(c)    If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 1(a)(iii) hereof, and if with respect to the Forward Option Shares underlying such Additional Forward Sale Agreement (i) any of the conditions to effectiveness of such Additional Forward Sale Agreement set forth therein have not been satisfied at the related Option Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Underwriting Agreement on or prior to such Option Closing Date or (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to such Option Closing Date (clauses (i) through (iii) of this Section 1(c), together, the “Additional Conditions”), the Forward Seller affiliated with the Forward Purchaser party to such Forward Sale Agreement, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters such Forward Option Shares otherwise deliverable by such Forward Seller hereunder. In addition, if in a Forward Purchaser’s good faith and commercially reasonable judgment, (A) it or its affiliate is unable to borrow and deliver for sale under this Underwriting Agreement a number of shares of Common Stock equal to the number of Forward Option Shares otherwise deliverable by its affiliated Forward Seller or (B) it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Additional Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then such Forward Seller shall only be required to deliver for sale to the Underwriters at such Option Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such Stock Loan Fee.
(d)    If a Forward Seller elects pursuant to Section 1(b) or 1(c) hereof (in the event that the Forward Purchasers have entered into Additional Forward Sale Agreements with the Company pursuant to Section 1(a)(iii) hereof) not to borrow and deliver for sale to the Underwriters at the applicable Closing Date the total number of Forward Underwritten Shares or Forward Option Shares, respectively, otherwise deliverable by it hereunder, then such Forward Seller shall notify the Company no later than 5:00 p.m., New York City time, on the business day immediately preceding such Closing Date.
SECTION 2.Representations and Warranties of the Company.

The Company represents and warrants to the several Underwriters, the Forward Sellers and the Forward Purchasers, and covenants and agrees with the several Underwriters, the Forward Sellers and the Forward Purchasers that:

(a)The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware and has the necessary corporate power and authority to conduct the business that it is described in the Disclosure Package (as defined herein) as conducting and to own and operate the properties owned and operated by it in such business and is in good standing and duly qualified to conduct such business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the business, property or financial condition of the Company and Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, LLC, Entergy Texas, Inc. and System Energy Resources, Inc. (each, a “Principal Subsidiary” and collectively, the “Principal Subsidiaries”), taken as a whole (a “Material Adverse Effect”). All of the issued and outstanding capital stock or membership interests of each Principal Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock or membership interests (excluding preferred stock or preferred securities) is owned by the Company, directly or indirectly, free from liens, encumbrances and defects of title.

(b)Each Principal Subsidiary is duly incorporated or organized and validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization and has the necessary corporate or limited liability company power and authority to conduct the business that it is described in the Disclosure Package as conducting and to own and operate the properties owned and operated by it in such business. Each Principal Subsidiary is in good standing and duly qualified to conduct such business as a foreign corporation or foreign limited liability company in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

(c)Except for certain of the Principal Subsidiaries, the Company does not have any “significant subsidiaries” within the meaning of Rule 1-02(w) of Regulation S-X.

(d)The Company meets the requirements for the use of an “automatic shelf registration statement”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-213335) and post-effective amendments nos. 1, 2 and 3 to such registration statement on Form S-3 (File No. 333-213335) for the registration of an indeterminate aggregate offering price of the Common Stock, including the Shares, under the Securities Act, and such registration statement and such post-effective amendments became effective upon filing with the Commission. At the time of filing such registration statement and such post-effective amendments to such registration statement (File No. 333-213335) and at the date hereof, (i) the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) and (ii) the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act). No stop order suspending the effectiveness of such registration statement or such post-effective amendments to such registration statement (File No. 333-213335) or any part thereof has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering of the Shares has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use by the Company of such registration statement or such post-effective amendments to such registration statement (File No. 333-213335) pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The prospectus of the Company forming a part of such registration statement (File No. 333-213335), at the time post-effective amendment no. 3 to such registration statement (File No. 333-213335) (or the Company’s most recent amendment thereto filed prior to the Applicable Time (as defined herein)) initially became effective, including all of the documents of the Company incorporated by reference therein at that time pursuant to Item 12 of Form S-3, is hereinafter referred to as the “Basic Prospectus.” In the event that (i) the Basic Prospectus shall have been amended, revised or supplemented (but excluding any amendments, revisions or supplements to the Basic Prospectus relating solely to securities of the Company other than the Shares) prior to the Applicable Time including, without limitation, by any preliminary prospectus supplement relating to the offering and sale of the Shares that is deemed to be part of and included in such registration statement (File No. 333-213335) pursuant to Rule 430B(e) under the Securities Act, or (ii) the Company shall have filed documents pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time post-effective amendment no. 3 to such registration statement (File No. 333-213335) (or the most recent amendment thereto filed prior to the Applicable Time) became effective and prior to the Applicable Time (but excluding documents incorporated therein by reference relating solely to securities of the Company other than the Shares), which are incorporated or deemed to be incorporated by reference in the Basic Prospectus pursuant to Item 12 of Form S-3, the term “Basic Prospectus” as used herein shall also mean such prospectus as so amended, revised or supplemented and reflecting such incorporation by reference. The various parts of such registration statement (File No. 333-213335), in the form in which such parts became effective and as such parts may have been amended by all amendments thereto as of the Applicable Time (including post-effective amendments nos. 1, 2 and 3 to such registration statement (File No. 333-213335) and, as an amendment, any document of the Company incorporated or deemed to be incorporated by reference in the Basic Prospectus), and including any information omitted from such registration statement (File No. 333-213335) or such post-effective amendments to such registration statement (File No. 333-213335) at the time such part of such registration statement (File No. 333-213335), as so amended, became effective but that is deemed to be part of such registration statement (File No. 333-213335) or such post-effective amendments to such registration statement (File No. 333-213335) pursuant to Rule 430B under the Securities Act, are hereinafter referred to as the “Registration Statement.” The Basic Prospectus as it shall be supplemented to reflect the terms of the offering and sale of the Shares by a prospectus supplement dated the date hereof, to be filed with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”), is hereinafter referred to as the “Prospectus.”

(e)(i) After the Applicable Time and during the time specified in Section 6(d) hereof, the Company will not file any amendment to the Registration Statement or any supplement to the Prospectus or the Disclosure Package (except any amendment or supplement relating solely to securities of the Company other than the Shares), and (ii) between the Applicable Time and the Closing Date (as defined herein), the Company will not file any document that is to be incorporated by reference in, or any supplement to, the Basic Prospectus, in either case, without prior notice to the Representatives, the Forward Sellers and the Forward Purchasers and to Pillsbury Winthrop Shaw Pittman LLP (“Counsel for the Underwriters”), or any such amendment or supplement to which the Underwriters, the Forward Sellers, the Forward Purchasers or said Counsel shall reasonably object on legal grounds in writing. For purposes of this Underwriting Agreement, any document that is filed with the Commission after the Applicable Time and incorporated or deemed to be incorporated by reference in the Prospectus or the Disclosure Package (except documents incorporated by reference relating solely to securities of the Company other than the Shares) pursuant to Item 12 of Form S-3 shall be deemed a supplement to the Prospectus or the Disclosure Package, as the case may be.

(f)The Registration Statement, as of the latest date as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations of the Commission thereunder, and the Basic Prospectus, when delivered to the Underwriters for their use in marketing the Shares, fully complied, and the Prospectus, at the time it is filed with the Commission pursuant to Rule 424(b) and at each Closing Date, as it may then be amended or supplemented, will fully comply, in all material respects with the applicable provisions of the

Securities Act and the rules and regulations of the Commission thereunder or pursuant to said rules and regulations did or will be deemed to comply therewith. The documents incorporated or deemed to be incorporated by reference in the Basic Prospectus and the Prospectus pursuant to Item 12 of Form S-3, on the date filed with the Commission pursuant to the Exchange Act, fully complied or will fully comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder or pursuant to said rules and regulations did or will be deemed to comply therewith. No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Underwriting Agreement except as set forth on Part C of Schedule II hereto or such other documents as were delivered to the Underwriters prior to the date of this Underwriting Agreement. The Registration Statement did not, as of the latest date as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations of the Commission thereunder, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time that the Basic Prospectus was delivered to the Underwriters for their use in marketing the Shares, the Basic Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of its date and at each Closing Date, the Prospectus, as it may then be amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, on said dates and at such times, the documents then incorporated or deemed to be incorporated by reference in the Basic Prospectus and the Prospectus pursuant to Item 12 of Form S-3, when taken together with the Basic Prospectus and the Prospectus, or the Prospectus, as it may then be amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this paragraph (f) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Underwriters or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement, the Basic Prospectus or the Prospectus, as they may be then amended or supplemented (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof).

(g)The Disclosure Package and any “road show” (as defined in Rule 433 under the Securities Act) regarding the offering of the Shares (each, a “Road Show”), when taken together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the documents then incorporated or deemed to be incorporated by reference in the Disclosure Package, when taken together with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Underwriters or on behalf of any Underwriter specifically for use in connection with the preparation of the Disclosure Package (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof). For purposes hereof, (i) “Disclosure Package” shall mean (w) the Basic Prospectus as amended or supplemented immediately prior to 6:45 P.M. New York City time (5:45 P.M. Central time) on the date of this Underwriting Agreement (the time at which the Underwriters and the Company agreed upon the pricing terms set forth in Schedule III hereto) (the “Applicable Time”), (x) the Free Writing Prospectuses, if any, identified in Part A of Schedule II hereto, (y) the additional information, if any, identified in Part D of Schedule II hereto and (z) the pricing terms set forth in Schedule III hereto, (ii)

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, and (iii) “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

(h)Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the Basic Prospectus or the Prospectus, including any document incorporated or deemed to be incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives, the Forward Sellers and the Forward Purchasers so that any use of the Disclosure Package may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Underwriters or on behalf of any Underwriter specifically for use in connection with the preparation of the Disclosure Package (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof).

(i)The issuance (if any) and sale of the Shares and the compliance by the Company with all of the provisions of this Underwriting Agreement and the other Transaction Documents and the consummation by the Company of the transactions therein contemplated will not (i) result in a breach of any of the terms or provisions of, or constitute a default under, any indenture or any other agreement or instrument to which the Company or any of the Principal Subsidiaries is now a party or (ii) result in any violation of any provision of the charter, by-laws or other organizational documents of the Company or any of the Principal Subsidiaries.

(j)No approval, authorization, consent or other order of any governmental body (other than under the Securities Act, which has been duly obtained) is legally required to permit the issuance and sale of the Shares pursuant to the Transaction Documents and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance by the Company of its obligations under the Transaction Documents (except, in each case, for various approvals, authorizations or consents that may be required to be obtained or made, as the case may be, in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction).

(k)This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(l)The Forward Sale Agreements have been, and any Additional Forward Sale Agreements will be at the time of their execution and delivery by the Company, duly authorized, executed and delivered by the Company.

(m)Except as set forth in or contemplated by the Disclosure Package, each of the Company and the Principal Subsidiaries possesses adequate franchises, licenses, permits, and other rights to conduct its business and operations as now conducted, without any known conflicts with the rights of others which could have a Material Adverse Effect.

(n)Each of the Company and the Principal Subsidiaries maintains (x) systems of internal controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and (y) disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act).

(o)The Company is not and, as a result of and after giving effect to the transactions contemplated by the Transaction Documents (including, without limitation, (i) the issuance, sale and delivery of the Primary Shares, if any, and (ii) the issuance, sale and delivery of shares of Common Stock upon settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements and the application of the proceeds therefrom, if any, upon such settlement, in each case, as described in the Disclosure Package and the Prospectus), will not be an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

(p)Except as set forth in or contemplated by the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any Principal Subsidiary is a party or of which any property of the Company or such Principal Subsidiary is the subject which, if determined adversely to the Company or such Principal Subsidiary, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(q)Since the date of the most recent financial statements incorporated by reference in the Disclosure Package, there has been no event which could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated by the Disclosure Package.

(r)The consolidated financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s)Neither the Company nor any Principal Subsidiary is in violation or default of (i) any provision of its charter, bylaws or other organizational agreement, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any such Principal Subsidiary or any of its properties, as applicable, which violation or default, with respect to clauses (ii) and (iii), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(t)Deloitte & Touche LLP who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules of the Company incorporated by reference in the Disclosure Package, are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(u)The Company has an authorized capitalization as set forth in the Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(v)The Primary Shares, if any, have been duly authorized and reserved for issuance, sale and delivery by the Company and, if and when the Primary Shares are issued, sold and delivered by the Company pursuant to this Underwriting Agreement, the Primary Shares will be validly issued, fully paid and non-assessable, and the issuance, sale and delivery of such Primary Shares will not be subject to any preemptive or similar rights. The Shares will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. The maximum number of shares of Common Stock deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or Additional Forward Sale Agreements, as the case may be) or otherwise, have been duly authorized and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements or such Additional Forward Sale Agreements, as the case may be, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements or Additional Forward Sale Agreements, as the case may be, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance, sale and delivery thereof will not be subject to any preemptive or similar rights.

(w)Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or subsidiary of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

SECTION 3.Representations and Warranties of the Forward Sellers.

Each Forward Seller represents and warrants to the Company and each Underwriter as of the date hereof and as of the applicable Closing Date as follows:
(a) This Underwriting Agreement has been duly authorized, executed and delivered by such Forward Seller, and, as of the applicable Closing Date, such Forward Seller will have the full right, power and authority to sell, transfer and deliver the Forward Underwritten Shares or the Forward Option Shares, as the case may be, that it is required to sell, transfer and deliver to the extent that it is required to transfer such Forward Underwritten Shares or such Forward Option Shares hereunder.

(b)The Forward Sale Agreement entered into by it (as Forward Purchaser) or its affiliated Forward Purchaser has been, and any Additional Forward Sale Agreement entered into by it (as Forward Purchaser) or its affiliated Forward Purchaser will be, duly authorized, executed and delivered by such Forward Purchaser, and assuming due authorization, execution and delivery of such Forward Sale Agreement or such Additional Forward Sale Agreement, as the case may be, by the Company, each of such Forward Sale Agreement and such Additional Forward Sale Agreement will constitute a valid and binding agreement of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)Such Forward Seller, at the applicable Closing Date, will have the free and unqualified right to transfer the number of Forward Underwritten Shares or Forward Option Shares, as the case may be, that it is required to deliver to the extent that it is required to transfer such Forward Underwritten Shares or Forward Option Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Forward Underwritten Shares or Forward Option Shares and payment of the purchase price therefor, as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Forward Underwritten Shares or Forward Option Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

SECTION 4.Offering.

The Company and the Forward Sellers are advised by the Underwriters that they propose to make a public offering of their respective portions of the Shares as soon after the effectiveness of this Underwriting Agreement as in their judgment is advisable. The Company is further advised by the Underwriters that the Shares will be offered to the public at the initial public offering price specified in the Prospectus.
SECTION 5.Time and Place of Closing; Delivery of the Shares.

Delivery of the Forward Underwritten Shares (by the Forward Sellers) and/or the Company Top-Up Underwritten Shares (by the Company) and payment therefor to the Forward Sellers (with respect to the Forward Underwritten Shares) and/or the Company (with respect to the Company Top-Up Underwritten Shares) by wire transfer of immediately available funds shall be made at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at 10:00 A.M., New York City time, on June 11, 2018 or at such other time on the same or such other day as shall be agreed upon by the Company, the Representatives, the Forward Sellers and the Forward Purchasers, or as may be established in accordance with Section 11 hereof. The hour and date of such delivery and payment are herein called the “Initial Closing Date.” Delivery of the Forward Option Shares (by the Forward Sellers) and/or the Company Option Shares (by the Company) and payment therefor to the Forward Sellers (with respect to the Forward Option Shares) and/or the Company (with respect to the Company Option Shares) shall be made at such time, place and date as specified by the Representatives in the Option Notice (if not the Initial Closing Date, the “Option Closing Date”). Each such time and date for delivery shall be referred to herein as a “Closing Date.” Payment shall be made to the Company, in the case of any Company Top-Up Underwritten Shares and any Company Option Shares, and to the Forward Sellers, in the case of the Forward Underwritten Shares and any Forward Option Shares, by wire transfer of immediately available funds to the account specified by the Company or the Forward Sellers, as applicable, to the Representatives against delivery to the Representatives for the respective accounts of the Underwriters of certificates (or book-entry credits) for the related Shares to be purchased by them. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Certificates (or book-entry credits) for the Shares shall be registered in such names and in such denominations as the Representatives may request upon at least forty-eight hours prior notice to the Company and the Forward Sellers. The Company and the Forward Sellers

agree to make the certificates (if any) for the Shares available to the Underwriters for checking not later than 2:30 P.M., New York City time, on the last business day preceding the Closing Date at such place as may be agreed upon between the Representatives, the Company and the Forward Sellers, or at such other time and/or date as may be agreed upon between the Representatives, the Company and the Forward Sellers.
SECTION 6.Covenants of the Company.

The Company covenants and agrees with the several Underwriters, the Forward Sellers and the Forward Purchasers that:
(a)Not later than the Initial Closing Date, the Company will deliver to the Underwriters, the Forward Purchasers and the Forward Sellers a conformed copy of the Registration Statement in the form that it or the most recent post-effective amendment thereto became effective, certified by an officer of the Company to be in such form.

(b)The Company will deliver to the Underwriters, the Forward Purchasers and the Forward Sellers as many copies of the Prospectus (and any amendments or supplements thereto) and each Issuer Free Writing Prospectus as the Underwriters, the Forward Purchasers and/or the Forward Sellers (as the case may be) may reasonably request.

(c)The Company will cause the Prospectus to be filed with the Commission pursuant to and in compliance with Rule 424(b) (without reliance on Rule 424(b)(8) under the Securities Act) and will advise the Representatives, the Forward Purchasers and the Forward Sellers promptly of the issuance of any stop order under the Securities Act with respect to the Registration Statement, any Issuer Free Writing Prospectus, the Basic Prospectus or the Prospectus or the institution of any proceedings therefor or pursuant to Section 8A of the Securities Act of which the Company shall have received notice. The Company will use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof if issued.

(d)During such period of time as the Underwriters are required by law to deliver a prospectus (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) after this Underwriting Agreement has become effective, if any event relating to or affecting the Company, or of which the Company shall be advised by the Underwriters in writing, shall occur which in the Company’s opinion should be set forth in a supplement or amendment to the Prospectus or the Disclosure Package in order to make the Prospectus or the Disclosure Package not misleading in the light of the circumstances existing when it is delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) to a purchaser of the Shares, the Company will amend or supplement the Prospectus or the Disclosure Package by either (i) preparing and filing with the Commission and furnishing to the Underwriters, the Forward Purchasers and the Forward Sellers a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or the Disclosure Package, or (ii) making an appropriate filing pursuant to Section 13, 14 or 15(d) of the Exchange Act which will supplement or amend the Prospectus or the Disclosure Package, so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus or the Disclosure Package is delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) to a purchaser, not misleading. Unless such event relates solely to the activities of the Underwriters (in which case the Underwriters shall assume the expense of preparing any such amendment or supplement), the expenses of complying with this Section 6(d) shall be borne by the Company until the expiration of nine months from the time of effectiveness of this Underwriting Agreement, and such expenses shall be borne by the Underwriters thereafter.

(e)The Company will make generally available to its security holders, as soon as practicable, an earning statement (which need not be audited) covering a period of at least twelve months beginning after the “effective date of the registration statement” within the meaning of Rule 158 under the Securities Act, which earning statement shall be in such form, and be made generally available to security holders in such a manner, as to meet the requirements of the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(f)At any time within six months of the date hereof, the Company will furnish such proper information as may be lawfully required by, and will otherwise cooperate in qualifying the Shares for offer and sale under, the blue sky laws of such jurisdictions as the Underwriters may reasonably designate, provided that the Company shall not be required to qualify as a foreign corporation or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or to meet any other requirements deemed by the Company to be unduly burdensome.

(g)The Company will, except as herein provided, pay all fees, expenses and taxes (except transfer taxes) in connection with the issuance (if any), sale (if any) and offering of the Shares, including with respect to (i) the preparation and filing of the Registration Statement and any post-effective amendments thereto, (ii) the printing, issuance and delivery of the Shares, (iii) legal counsel relating to the qualification of the Shares under the blue sky laws of various jurisdictions in an amount not to exceed $3,500, (iv) the printing and delivery to the Underwriters, the Forward Purchasers and the Forward Sellers of reasonable quantities of copies of the Registration Statement, any preliminary (and any supplemental) blue sky survey, the Basic Prospectus, each Issuer Free Writing Prospectus, and the Prospectus and any amendment or supplement thereto, except as otherwise provided in paragraph (d) of this Section 6, (v) the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso thereof, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, and travel and lodging expenses of the representatives and officers of the Company, (vii) the listing of the Shares (including the maximum number of shares of Common Stock deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or such Additional Forward Sale Agreements, as applicable) or otherwise) on the NYSE, (viii) the costs and charges of any transfer agent, registrar or depositary and (ix) filings or other notices (if any) with or to, as the case may be, the Financial Industry Regulatory Authority (“FINRA”) in connection with its review of the terms of the offering. Except as provided above, the Company shall not be required to pay any expenses of the Underwriters, the Forward Purchasers or the Forward Sellers except that, if this Underwriting Agreement shall be terminated in accordance with the provisions of Section 7, 8 or 13 hereof, the Company will reimburse the Underwriters and the Forward Sellers for the (A) reasonable fees and expenses of Counsel for the Underwriters and Davis Polk & Wardwell LLP (“Counsel for the Forward Sellers and the Forward Purchasers”), whose fees and expenses the Underwriters and the Forward Sellers and/or Forward Purchasers, respectively, agree to pay in any other event, and (B) reasonable out-of-pocket expenses in an aggregate amount not exceeding $15,000, incurred in contemplation of the performance of this Underwriting Agreement. The Company shall not in any event be liable to the Underwriters, the Forward Purchasers or the Forward Sellers for damages on account of loss of anticipated profits.

(h)During a period of 90 days from the date hereof, the Company shall not, directly or indirectly, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap, or any other agreement or any transaction, that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Primary Shares to be sold hereunder, if any, and any shares of Common Stock that may be issued and delivered pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit or compensation plans of the Company or the filing of a registration statement on Form S-8 under the Securities Act with respect to such plans, (D) any shares of Common Stock issued pursuant to any nonemployee director stock plan, benefit plan, or compensation plan and (E) any shares of Common Stock issued pursuant to any dividend reinvestment and stock repurchase plan or similar dividend reinvestment features of any employee or nonemployee director benefit plan.

(i)The Company will use the proceeds from the sale of the Primary Shares and the sale of any shares of Common Stock issued and sold pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements in the manner specified in the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(j)The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k)The Company agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representatives, the Forward Sellers and the Forward Purchasers, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act. Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including, if applicable, in respect of timely filing with the Commission, legending and record keeping.

SECTION 7.Conditions of the Underwriters’ and Forward Sellers’ Obligations.

The obligations of the Underwriters to purchase and pay for the Shares and the obligation of the Forward Sellers to deliver and sell the Forward Shares, as the case may be, shall be subject to the accuracy on the date hereof and on each Closing Date of the representations and warranties made herein on the part of the Company and of any certificates furnished by the Company on each Closing Date and to the following conditions:
(a)The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) prior to 5:30 P.M., New York City time, on the second business day following the date of this Underwriting Agreement, or such other time and date as may be agreed upon by the Company, the Underwriters, the Forward Sellers and the Forward Purchasers; and any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(b)No stop order suspending the effectiveness of the Registration Statement, or preventing or suspending the use of the Basic Prospectus, any Issuer Free Writing Prospectus or the Prospectus, shall be in effect at or prior to each Closing Date, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering of the Shares shall be pending before, or, to the knowledge of the Company, the Underwriters, the Forward Purchasers or the Forward Sellers, threatened by, the Commission on each Closing Date and no notice of objection of the Commission to the use by the Company of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received, and the Underwriters, the Forward Sellers and the Forward Purchasers shall have received, on each Closing Date a certificate, dated such Closing Date and signed by the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company, authorized to act for the Company, to the effect that, as of such Closing Date, no such stop order has been or is in effect, that no proceedings for such purposes are pending before or, to the knowledge of the Company, threatened by the Commission, and that no such notice of objection has been received.

(c)At each Closing Date, the Underwriters, the Forward Sellers and the Forward Purchasers shall have received from Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc. and Morgan, Lewis & Bockius LLP, opinions, dated such Closing Date, substantially in the forms set forth in Exhibits B and C hereto, respectively, (i) with such changes therein as may be agreed upon by the Company, the Underwriters, the Forward Sellers and the Forward Purchasers with the approval of Counsel for the Underwriters and Counsel for the Forward Sellers and the Forward Purchasers, respectively, and (ii) if the Disclosure Package or the Prospectus shall be supplemented after being furnished to the Underwriters or the Forward Sellers for use in offering the Shares, prior to the applicable Closing Date, with changes therein to reflect such supplementation.

(d)At each Closing Date, the Underwriters, the Forward Sellers and the Forward Purchasers shall have received from Counsel for the Underwriters an opinion, dated such Closing Date, substantially in the form set forth in Exhibit D hereto, with such changes therein as may be necessary to reflect any supplementation of the Disclosure Package or the Prospectus prior to such Closing Date.

(e)On or prior to the date this Underwriting Agreement became effective, the Underwriters, the Forward Sellers and the Forward Purchasers shall have received from Deloitte & Touche LLP, the Company’s independent registered public accountants (the “Accountants”), a letter dated the date hereof and addressed to the Underwriters, the Forward Sellers and the Forward Purchasers to the effect that (i) they are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the financial statements and financial statement schedules audited by them and included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) on the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AS Section 4105, Reviews of Interim Financial Information, on the latest unaudited financial statements, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, a reading of the latest available interim unaudited financial statements of the Company, the minutes of the meetings of the Board of Directors of the Company, the Executive Committee thereof, if any, other committees thereof specified therein, and the stockholders of the Company, since December 31, 2017 to a specified date not more than three business days prior to the date of such letter, and inquiries of officers of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter and, accordingly, that the Accountants make no representations as to the sufficiency of such procedures for the purposes of the Underwriters, the Forward Sellers and the Forward Purchasers), nothing has come to their attention which caused them to believe that, to the extent applicable, (A) the unaudited financial statements of the Company (if any) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder; (B) any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles; (C) at the date of the latest available balance sheet read by the Accountants and at a subsequent specified date not more than three business days prior to the date of the letter, there was any change in the capital stock of the Company, increase in long-term debt of the Company, increase in its net current liabilities or decrease in stockholders’ equity, in each case as compared with amounts shown in the most recent balance sheet incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, except in all instances for changes, increases or decreases which the Registration Statement, the Disclosure Package or the Prospectus discloses have occurred or may occur, for declarations of dividends, for the repayment or redemption of long-term debt, for the amortization of premium or discount on long-term debt, for any increases in long-term debt in respect of previously issued pollution control, solid waste disposal or industrial development revenue bonds, or for changes, increases or decreases as set forth in such letter, identifying the same and specifying the amount thereof; and (D) for the period from the closing date of the most recent income statement incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus to the closing date of the latest available income statement read by the Accountants, there were any decreases, as compared to the corresponding period in the preceding year, in the Company’s operating revenues, operating income or net income, except in all instances for decreases that the Registration Statement, the Disclosure Package or the Prospectus discloses have occurred or may occur or decreases as set forth in such letter, identifying the same and specifying the amount thereof; and (iv) stating that they have compared specific dollar amounts, percentages of revenues and earnings and other financial information pertaining to the Company (x) set forth in the Registration Statement, the Disclosure Package and the Prospectus, and (y) set forth in documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act as specified by the Underwriters, the Forward Sellers and the Forward Purchasers, in each case, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

(f)At each Closing Date, the Underwriters, the Forward Sellers and the Forward Purchasers shall have received a certificate, dated such Closing Date and signed by the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company, authorized to act for the Company, to the effect that (i) as of such Closing Date, the representations and warranties of the Company contained herein are true and correct, (ii) the Company has performed and complied with all agreements and conditions in this Underwriting Agreement to be performed or complied with by the Company at or prior to such Closing Date and (iii) since the most recent date as of which information is given in the Prospectus, as it may then be amended or supplemented, there has not been any material adverse change in the business, property or financial condition of the Company and the Principal Subsidiaries, taken as a whole, and there has not been any material transaction entered into by the Company or any of the Principal Subsidiaries, other than transactions in the ordinary course of business, in each case other than as referred to in, or contemplated by, the Prospectus, as it may then be amended or supplemented.

(g)The “lock-up” agreements, each substantially in the form of Exhibit E hereto, between the Representatives and the officers and directors of the Company listed on Exhibit F hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect at each Closing Date.

(h)The Forward Sale Agreements shall be in full force and effect at the Initial Closing Date and any Additional Forward Sale Agreements shall be in full force and effect at the related Option Closing Date.

(i)At each Closing Date, the Underwriters, the Forward Sellers and the Forward Purchasers shall have received from the Accountants a letter, dated such Closing Date, confirming, as of a date not more than five days prior to such Closing Date, the statements contained in the letter delivered pursuant to Section 7(e) hereof.

(j)At or after the Applicable Time, neither Moody’s Investors Service, Inc. nor S&P Global Ratings shall have lowered the Company’s corporate credit rating or the rating of any of the Company’s debt securities in any respect.

(k)At or after the Applicable Time, no event shall have occurred with respect to or otherwise affecting the Company or any of its Principal Subsidiaries, which, in the reasonable opinion of the Representatives, the Forward Sellers and the Forward Purchasers materially impairs the investment quality of the Shares.

(l)All legal matters in connection with the issuance (if any) and sale of the Shares shall be satisfactory in form and substance to Counsel for the Underwriters and Counsel for the Forward Sellers and the Forward Purchasers.

(m)At the Initial Closing Date, the Primary Shares to be delivered on each Closing Date, if any, and the maximum number of shares of Common Stock issuable and deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or such Additional Forward Sale Agreements, as applicable) or otherwise, shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(n)The Company shall furnish the Underwriters, the Forward Sellers and the Forward Purchasers with additional conformed copies of such opinions, certificates, letters and documents as may be reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled, this Underwriting Agreement may be terminated by the Representatives, the Forward Sellers or the Forward Purchasers at any time on or prior to the applicable Closing Date upon notice thereof to the Company. Any such termination shall be without liability of any party to any other party, except as otherwise provided in paragraph (g) of Section 6 and in Section 10 hereof.
SECTION 8.Condition of the Company’s Obligations.

The obligations of the Company hereunder shall be subject to the following condition:
(a)No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Basic Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall be in effect at or prior to each Closing Date, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering of the Shares shall be pending before, or threatened by, the Commission on such Closing Date, and no notice of objection of the Commission to the use by the Company of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received.

In case the condition specified in this Section 8 shall not have been fulfilled, this Underwriting Agreement may be terminated by the Company at any time on or prior to the applicable Closing Date upon notice thereof to the Representatives, the Forward Sellers and the Forward Purchasers. Any such termination shall be without liability of any party to any other party, except as otherwise provided in paragraph (g) of Section 6 and in Section 10 hereof.
SECTION 9.Indemnification.

(a)The Company shall indemnify, defend and hold harmless each Underwriter, each Forward Seller, each Forward Purchaser, each agent of each Underwriter, each Forward Seller and each Forward Purchaser and each person who controls each Underwriter, each Forward Seller and each Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which each Underwriter, each Forward Seller or each Forward Purchaser or any or all of them may become subject under the Securities Act or any other statute or common law and shall reimburse each Underwriter, each Forward Seller and each Forward Purchaser and any such controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as amended or supplemented, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or upon any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Road Show that does not constitute an Issuer Free Writing Prospectus, as each may be amended or supplemented, or in the Disclosure Package, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter, such Forward Seller or such Forward Purchaser specifically for use in connection with the preparation of the Registration Statement, the Basic Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof, or the Disclosure Package (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof); and provided further, that the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Underwriter or to the benefit of any person controlling such Underwriter on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Shares to any person in respect of the Basic Prospectus or any Issuer Free Writing Prospectus, each as may be then supplemented or amended, furnished by such Underwriter to a person to whom any of the Shares were sold (excluding in all cases, however, any document then incorporated by reference therein), insofar as such indemnity relates to any untrue or misleading statement or omission made in such Basic Prospectus or Issuer Free Writing Prospectus, if a copy of a supplement or amendment to such Basic Prospectus or Issuer Free Writing Prospectus (excluding in all cases, however, any document then incorporated by reference therein) (i) is furnished on a timely basis by the Company to such Underwriter, (ii) is required to have been conveyed to such person by or on behalf of such Underwriter at or prior to the entry into the contract of sale of the Shares with such person, but was not so conveyed (which conveyance may be oral (if permitted by law) or written) by or on behalf of such Underwriter and (iii) would have cured the defect giving rise to such loss, claim, damage, liability, expense or action.

(b)Each Underwriter shall severally, but not jointly, indemnify, defend and hold harmless the Company, each Forward Seller and each Forward Purchaser, its respective directors and officers and each person who controls the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any action, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as amended or supplemented, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or upon any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in the Disclosure Package or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, if, but only if, such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter specifically for use in connection with the preparation of the Registration Statement, the Basic Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or of the Disclosure Package. The Company, the Forward Sellers and the Forward Purchasers acknowledge that the statements set forth in the (i) last paragraph of the cover page of the Prospectus regarding delivery of the Shares, (ii) the first sentence of the fourth paragraph under the caption “Underwriting (Conflicts of Interest) and (iii) the first and second paragraphs under the caption “Underwriting (Conflicts of Interest) - Price Stabilization and Short Positions” in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Basic Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the Disclosure Package.

(c)In case any action shall be brought, based upon the Registration Statement, the Basic Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Disclosure Package, against any party in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such party

(hereinafter called the indemnified party) shall promptly notify the party or parties against whom indemnity shall be sought hereunder (hereinafter called the indemnifying party) in writing, and the indemnifying party shall have the right to participate at its own expense in the defense of any such action or, if it so elects, to assume (in conjunction with any other indemnifying party) the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses. If the indemnifying party shall elect not to assume the defense of any such action, the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by such indemnified party. Such indemnified party shall have the right to employ separate counsel in any such action in which the defense has been assumed by the indemnifying party and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel has been specifically authorized by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include each of such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that a conflict of interest between the indemnifying party and such indemnified party may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such indemnified party (plus any local counsel retained by such indemnified party in its reasonable judgment)). The indemnified party shall be reimbursed for all such fees and expenses as they are incurred. The indemnifying party shall not be liable for any settlement of any such action effected without its consent, but if any such action is settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity has or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not contain any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)If the indemnification provided for under subsections (a) or (b) in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, Underwriters, Forward Purchasers and Forward Sellers from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the Company, Underwriters, Forward Purchasers and Forward Sellers in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriters, the Forward Sellers and the Forward Purchasers shall be deemed to be in the same relative proportions as the total net proceeds from such offering (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements assuming Physical Settlement (as such term is defined in the Forward Sale Agreements or such Additional Forward Sale Agreements, as applicable) of the Forward Sale Agreements and any Additional Forward Sale Agreements on the Effective Date (as such term is defined in the Forward Sale Agreements or such Additional Forward Sale Agreements, as the case may be)), the total underwriting discounts and commissions received by the Underwriters, and the aggregate Spread (as defined in the Forward Sale Agreements and any Additional Forward Sale Agreements) received by the Forward Purchasers under the Forward Sale Agreements and any Additional Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Sellers, bear to the aggregate offering price of the Shares. The relative fault each of the Company, Underwriters, Forward Purchasers and Forward Sellers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) each Forward Seller and/or Forward Purchaser shall not be required to contribute any amount in excess of the amount by which the aggregate Spread (as defined in the relevant Forward Sale Agreement and any Additional Forward Sale Agreement) received by such Forward Purchaser under such Forward Sale Agreement and such Additional Forward Sale Agreement exceeds the amount of any damages that such Forward Seller and/or such Forward Purchaser have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.
SECTION 10.Survival of Certain Representations and Obligations.

Any other provision of this Underwriting Agreement to the contrary notwithstanding, (a) the indemnity and contribution agreements contained in Section 9 of, and the representations and warranties and other agreements of the Company contained in, this Underwriting Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, any Forward Seller or any Forward Purchaser or by or on behalf of the Company or its directors or officers, or any person referred to in Section 9 hereof and (ii) acceptance of and payment for the Shares, and (b) the indemnity and contribution agreements contained in Section 9 shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement.
SECTION 11.Default of Underwriters.

If any Underwriter shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the number of Shares that it has agreed to purchase and pay for hereunder at any Closing Date, and the aggregate number of Shares that such defaulting Underwriter agreed but failed or refused to purchase on such date is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated to purchase the Shares that such defaulting Underwriter agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that such Underwriter has agreed to purchase on such date pursuant to Schedule I hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without written consent of such Underwriter. If such Underwriter shall fail or refuse to purchase Shares on such date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of the Shares to be purchased on such date, the Company shall have the right (a) to require the non-defaulting Underwriters to purchase and pay for the respective number of Shares that they had severally agreed to purchase on such date hereunder, and, in addition, the number of Shares that the defaulting Underwriter shall have so failed to purchase on such date up to a number thereof equal to one-ninth of the respective number of Shares that such non-defaulting Underwriters have otherwise agreed to purchase on such date hereunder, and/or (b) to procure one or more other members of FINRA (or, if not members of FINRA, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with FINRA’s Conduct Rules), to purchase, upon the terms herein set forth, the number of Shares that such defaulting Underwriter had agreed to purchase on such date, or that portion thereof that the remaining Underwriters shall not be obligated to purchase on such date pursuant to the foregoing clause (a). In the event the Company shall exercise its rights under clause (a) and/or (b) above, the Company shall give written notice thereof to the Underwriters, the Forward Sellers and the Forward Purchasers within 24 hours (excluding any Saturday, Sunday, or legal holiday) of the time when the Company learns of the failure or refusal of any Underwriter to purchase and pay for its respective number of Shares, and thereupon the applicable Closing Date shall be postponed for such period, not exceeding three business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect (within the time period specified above) to exercise its rights under clause (a) and/or (b), the Company shall be deemed to have elected to terminate this Underwriting Agreement. In the absence of such election by the Company, this Underwriting Agreement will, unless otherwise agreed by the Company, the Forward Sellers, the Forward Purchasers and the non-defaulting Underwriters, terminate without liability on the part of any non-defaulting party except as otherwise provided in paragraph (g) of Section 6 and in Section 10 hereof. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of its default under this Underwriting Agreement.
SECTION 12.Company Top-Up Shares.

(a)    If in respect of any Forward Sale Agreement and/or any Additional Forward Sale Agreement, as applicable (i) all the Conditions are not satisfied on or prior to the Initial Closing Date or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 1(a)(iii) hereof, all the Additional Conditions are not satisfied on or prior to the related Option Closing Date, if any, as the case may be, and the Forward Seller affiliated with the Forward Purchaser party to such Forward Sale Agreement and/or Additional Forward Sale Agreement, as applicable, elects, pursuant to Section 1(b) or 1(c) hereof, as the case may be, not to deliver the Forward Underwritten Shares or the Forward Option Shares, as applicable, otherwise deliverable by such Forward Seller, (ii) in such Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate is unable to borrow and deliver for sale under this Underwriting Agreement a number of shares of Common Stock equal to the number of the Forward Underwritten Shares or the Forward Option Shares, as applicable, to be otherwise borrowed and delivered for sale by its affiliated Forward Seller hereunder or (iii) in such Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 1(a)(ii) or 1(a)(iv) hereof, as the case may be, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Forward Underwritten Shares or Forward Option Shares, as the case may be, that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Initial Closing Date or the related Option Closing Date, as the case may be, for a period not exceeding two business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 12(a) in lieu of Forward Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 12(a) in lieu of Forward Option Shares are referred to herein as the “Company Top-Up Option Shares.”
(b)    No Forward Purchaser or Forward Seller shall have any liability whatsoever for any Forward Shares underlying its Forward Sale Agreement and/or any Additional Forward Sale Agreement, as applicable, that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Initial Closing Date, in the case of Forward Underwritten Shares, or all of the Additional Conditions are not satisfied on or prior to the related Option Closing Date, in the case of Forward Option Shares, and such Forward Seller elects, pursuant to Section 1(b) or 1(c) hereof, as the case may be, not to deliver and sell to the Underwriters the Forward Underwritten Shares or the Forward Option Shares, as applicable, otherwise deliverable by such Forward Seller, (ii) in such Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate is unable to borrow and deliver for sale under this Underwriting Agreement a number of shares of Common Stock equal to the number of the Forward Underwritten Shares or the Forward Option Shares, as applicable, to be otherwise borrowed and delivered for sale by its affiliated Forward Seller hereunder or (iii) in such Forward Purchaser’s good faith and commercially reasonable judgment, it or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so.
SECTION 13.Termination.

This Underwriting Agreement shall be subject to termination by written notice from the Representatives to the Company, the Forward Sellers and the Forward Purchasers if (a) after the execution and delivery of this Underwriting Agreement and prior to each Closing Date, (i) trading in the securities of the Company or generally shall have been suspended or materially limited on the NYSE by the New York Stock Exchange LLC, the Commission or other governmental authority, (ii) minimum or maximum ranges for prices shall have been generally established on the NYSE by the New York Stock Exchange LLC, the Commission or other governmental authority, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearing services in the United States shall have occurred, (iv) there shall have occurred any material outbreak or escalation of hostilities or any calamity or crisis that, in the judgment of the Representatives, is material and adverse, or (v) any material adverse change in financial, political or economic conditions in the United States or elsewhere shall have occurred and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the reasonable judgment of the Representatives, impracticable to market, sell or deliver the Shares. This Underwriting Agreement shall also be subject to termination, upon notice by the Representatives as provided above, if, in the judgment of the Representatives, the subject matter of any amendment or supplement (prepared by the Company) to the Disclosure Package or the Prospectus (except for information relating solely to the manner of public offering of the Shares or to the activity of the Underwriters or to the terms of any securities of the Company other than the Shares) filed or issued after the Applicable Time by the Company shall have materially impaired the marketability of the Shares. Any termination hereof, pursuant to this Section 13, shall be without liability of any party to any other party, except as otherwise provided in paragraph (g) of Section 6 and in Section 10 hereof.

SECTION 14.Miscellaneous.

THE RIGHTS AND DUTIES OF THE PARTIES TO THIS UNDERWRITING AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. This Underwriting Agreement shall become effective when a fully executed copy hereof is delivered to the Representatives by the Company and the Forward Sellers. This Underwriting Agreement may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement. This Underwriting Agreement shall inure to the benefit of the Company, each of the Underwriters, the Forward Sellers and the Forward Purchasers and, with respect to the provisions of Section 9 hereof, each director, officer and other person referred to in Section 9 hereof, and the respective successors of each. Should any part of this Underwriting Agreement for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Underwriting Agreement had been executed with the invalid portion thereof eliminated. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision in this Underwriting Agreement. The term “successor” as used in this Underwriting Agreement shall not include any purchaser, as such, of any Shares from the Underwriters.
SECTION 15.Notices.

All communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives at the addresses set forth at the beginning of this Underwriting Agreement, to the attention of: Investment Banking Division (fax: 212-507-8999) in the case of Morgan Stanley & Co. LLC, to the attention of: Registration Department in the case of Goldman Sachs & Co. LLC and the to the attention of: Equity Syndicate Desk (fax: (212) 622-8358) in the case of J.P. Morgan Securities LLC ; if to the Forward Sellers, shall be mailed or delivered to 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, in the case of Morgan Stanley & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department in the case of Goldman Sachs & Co. LLC or to 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk in the case of J.P. Morgan Securities LLC; or, if to the Company, shall be mailed or delivered to it at 639 Loyola Avenue, New Orleans, Louisiana 70113, Attention: Treasurer.

SECTION 16.Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
SECTION 17.No Fiduciary Duty.

The Company hereby acknowledges that (a) the Underwriters, the Forward Sellers and the Forward Purchasers are not acting as agents or fiduciaries of the Company and (b) its engagement of the Underwriters, the Forward Sellers and the Forward Purchasers in connection with the issuance (if any), sale and offering of the Shares is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgment in connection with the issuance (if any), sale and offering of the Shares (irrespective of whether the Underwriters, the Forward Sellers or the Forward Purchasers have advised or are currently advising the Company on related or other matters). Nothing in this Section 17 is intended to modify in any way the Underwriters’ obligations expressly set forth in this Underwriting Agreement.
SECTION 18.Integration.

This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Underwriters, the Forward Sellers and the Forward Purchasers, or any of them, with respect to the subject matter hereof.

Very truly yours,
Entergy Corporation
By: /s/ Steven C. McNeal
Name: Steven C. McNeal
Title: Vice President & Treasurer

Accepted as of the date first above written:

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

As Representatives on behalf of each of the Underwriters

Morgan Stanley & Co. LLC

By: /s/ James Watts
Name: James Watts
Title: Vice President

Goldman Sachs & Co. LLC

By: /s/ Daniel Young
Name: Daniel Young
Title: Managing Director

J.P. Morgan Securities LLC

By: /s/ Alaoui Zenere
Name: Alaoui Zenere
Title: Vice President

Accepted as of the date first above written:

Morgan Stanley & Co. LLC,
in its capacity as a Forward Seller

By: /s/ James Watts
Name: James Watts
Title: Vice President

Goldman Sachs & Co. LLC
in its capacity as a Forward Seller

By: /s/ Daniel Young
Name: Daniel Young
Title: Managing Director

JPMorgan Chase Bank,
National Association London Branch
in its capacity as a Forward Seller

By: /s/ Alaoui Zenere
Name: Alaoui Zenere
Title: Vice President

SCHEDULE I
Entergy Corporation
Common Stock, Par Value $0.01 Per Share

Names of Underwriters	Number of Forward Underwritten Shares to be Purchased from Morgan Stanley	Number of Forward Underwritten Shares to be Purchased from Goldman	Number of Forward Underwritten Shares to be Purchased from J.P. Morgan
Morgan Stanley & Co. LLC	1,175,568	1,175,568	1,175,569
Goldman Sachs & Co. LLC	940,455	940,455	940,454
J.P. Morgan Securities LLC	940,455	940,455	940,454
Barclays Capital Inc.	284,448	284,449	284,449
Citigroup Global Markets Inc.	284,448	284,449	284,449
Merrill Lynch, Pierce, Fenner & Smith Incorporated	284,449	284,448	284,449
Wells Fargo Securities, LLC	284,449	284,448	284,449
BNP Paribas Securities Corp.	58,851	58,852	58,852
Mizuho Securities USA LLC	58,852	58,852	58,851
MUFG Securities Americas Inc.	58,852	58,852	58,851
Scotia Capital (USA) Inc.	58,852	58,851	58,852
Total	4,429,679	4,429,679	4,429,679

Names of Forward Purchasers	Number of Shares to be Purchased
Morgan Stanley & Co. LLC	4,429,679
Goldman Sachs & Co. LLC	4,429,679
JPMorgan Chase Bank, National Association London Branch	4,429,679
Total	13,289,037

Schedule II
Part A - Schedule of Free Writing Prospectuses included in the Disclosure Package

•	None
Part B - Schedule of Free Writing Prospectuses not included in the Disclosure Package

•	None
Part C - Additional Documents Incorporated by Reference

•	None
Part D - Additional Information

•	None

SCHEDULE iiI

Settlement Date (T+2):	June 11, 2018

Shares of Common Stock Offered by the Forward Sellers:	13,289,037

Shares of Common Stock that the Underwriters have the Option to Purchase:	Up to 1,993,355 shares of Common Stock

Public Offering Price::	$75.25 per share

EXHIBIT A
Form of Additional Forward Sale Agreement
[Insert Trade Date]

To:    Entergy Corporation
639 Loyola Avenue
New Orleans, Louisiana 70113

From:	[Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036-8293]1

[Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198]2
[JPMorgan Chase Bank, National Association
London Branch
25 Bank Street
Canary Wharf
London E14 5JP
England

From:    J.P. Morgan Securities LLC,
Solely as Agent]3
(1)
___________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.
The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law); provided that the word “first” shall be replaced with the word “third” each time it occurs in Section 5(a)(i) of the Agreement. In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

_____________________________

1.	Insert for Morgan Stanley.

2.	Insert for Goldman Sachs.

3.	Insert for JPMorgan.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	[Morgan Stanley & Co. LLC][4][Goldman Sachs & Co. LLC][5][JPMorgan Chase Bank, National Association, London Branch][6]

Party B:	Entergy Corporation

Trade Date:
[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Option Shares (as such term is defined in the Underwriting Agreement) pursuant to Section 1(a)(iii) of the Underwriting Agreement.]

Effective Date:
[Insert the Option Closing Date (as such term is defined in the Underwriting Agreement) in respect of the Forward Option Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Amount:
Initially, [Insert number of Forward Option Shares (as such term is defined in the Underwriting Agreement) to be sold by the relevant Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 1(a)(iii) of the Underwriting Agreement] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	June 7, 2019 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:
On the Effective Date, the Initial Forward Price, and on any other day thereafter, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	$[Insert Option Purchase Price (as such term is defined in the Underwriting Agreement)] per Share.

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:
For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

_____________________________

4.	Insert for Morgan Stanley.

5.	Insert for Goldman Sachs.

6.	Insert for JPMorgan.

Spread:	0.65%

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction

Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, par value $0.01 per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “ETR”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	The Depository Trust Company.

Calculation Agent:
Party A; provided that following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate an independent nationally or internationally recognized third-party dealer with expertise in over-the-counter corporate equity derivatives to replace Party A as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

In the event that the Calculation Agent makes any determination or calculation pursuant to this Confirmation, the Agreement or the 2002 Definitions, promptly following receipt of a written request from either party hereto, the Calculation Agent shall provide an explanation in reasonable detail of the basis for such determination or calculation if requested by such party, it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models or proprietary or confidential information used by it for such determination or calculation.

Settlement Terms:

Settlement Date:
Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days equal to the Notice Length prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day, (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during the related Unwind Period with respect to the relevant Settlement Shares by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date and (iv) Party B may not deliver a Settlement Notice to Party A for which Physical Settlement or Net Share Settlement applies if the Settlement Date specified in such Settlement Notice is scheduled to occur prior to the earlier of (x) the date on which the Underwriter (as defined in the Underwriting Agreement) that is an Affiliate of Party A has sold all of its allocation of Forward Underwritten Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement) to the purchaser(s) thereof and (y) the date that is 30 days following the Effective Date.

Notice Length:
(a) 30 Scheduled Trading Days, if (x) Party B shall not have designated, on or prior to the date of such Settlement Notice, a Settlement Date under any Other Forward (as defined under “Other Forwards” below) for which Cash Settlement or Net Share Settlement is applicable or (y) Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards for which Cash Settlement or Net Share Settlement is applicable but no Overlap Unwind Period or Other Overlap Unwind Period (each as defined under “Other Forwards” below) would occur with respect to any Other Forward as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder;

(b) 60 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards with one or more Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to one or more Other Forwards with one (but only one) Other Forward Counterparty as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder; or

(c) 90 Scheduled Trading Days, if Party B shall have designated, on or prior to the date of such Settlement Notice, a Settlement Date under one or more Other Forwards with both Other Forward Counterparties for which Cash Settlement or Net Share Settlement is applicable and an Overlap Unwind Period or Other Overlap Unwind Period would occur with respect to one or more Other Forwards with both Other Forward Counterparties as a result of the election of Cash Settlement or Net Share Settlement, as the case may be, hereunder.

Settlement Shares:
With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement Method:
Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the good faith and commercially reasonable judgment of Party A based upon the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”). For the avoidance of doubt, during any Unwind Period, Party B may elect Physical Settlement (as described above) in respect of any Shares that are not Settlement Shares for the Cash Settlement or Net Share Settlement, as the case may be, to which such Unwind Period relates.

For greater clarity, with respect to any Settlement Date in respect of which Cash Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date.

Settlement Notice

Requirements:
Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:
Subject to the provisions below under the caption “Other Forwards,” each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day immediately preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:
Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:
Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:
On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement

Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:
For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:
On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:
For any Settlement Date in respect of which Cash Settlement or Net Share Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the applicable Unwind Period, except as set forth in clause (2) below), minus USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period (provided that during any Overlap Unwind Period, only those Exchange Business Days that constitute Overlap Observation Days shall be included in such calculation) (clause (B), the “Average Unwind 10b-18 VWAP”), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:
On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver to Party B the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:
For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to the absolute value of the Cash Settlement Amount divided by the Average Unwind 10b-18 VWAP, with the number of Shares rounded up in the event such calculation results in a fractional number of Shares.

10b-18 VWAP:
For any Exchange Business Day during the Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way,

(ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “ETR <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Potential Adjustment Event:	The definition of “Potential Adjustment Event” in Section 11.2(e) of the 2002 Definitions shall not include clause (iii) thereof for purposes of the Transaction.

Notwithstanding Section 11.2(e)(v) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Party B; and

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Party B’s compensation or benefit plans; and

(iii) Shares purchased in connection with the operation of Party B’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

(iv) Shares purchased by Party B to offset any shareholder dilution arising from the exercise of options to purchase Shares.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following shall not be considered to be a Potential Adjustment Event: Any issuance of Shares by Party B to employees, officers and directors of Party B that are registered on SEC Form S-8.

Method of Adjustment:
Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:
If, in Party A’s good faith and commercially reasonable judgment, the stock loan fee to Party A (or an Affiliate thereof), excluding the federal funds rate (or other interest rate) component payable by the relevant stock lender to Party A or such Affiliate (the “Stock Loan Fee”), over any one month period (or, in respect of any day from, and including, the Trade Date to, but excluding, the date that is one month following the Trade Date, over the period of days as have elapsed from, and including, the Trade Date to, and including, such day), of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 50 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 50 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable period specified above in this paragraph.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.    Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated the date hereof among Party B and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as Representatives of the several Underwriters (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct or, as provided in the Underwriting Agreement or such certificate, true and correct in all material respects on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A an opinion of counsel dated as of the Trade Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 7 of the Underwriting Agreement, (v) the condition that the Underwriting Agreement shall not have been terminated pursuant to Section 7, 8 or 13 thereof and (vi) the condition that neither of the following has occurred (A) in Party A’s good faith and commercially reasonable judgment, Party A (or its Affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s good faith and commercially reasonable judgment Party A (or its Affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an Affiliate thereof) is required to deliver in accordance with Section 1(b) of the Underwriting Agreement).

Representations and Agreements of Party A and Party B:

Each of Party A and Party B represents, warrants and covenants that it:

(a) (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose;

(b) is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations hereunder; and
(c) will by the next succeeding New York Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default in respect of which it is the Defaulting Party.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)
Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)
Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)
Party B agrees to provide Party A with at least three days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 9.0% of the outstanding Shares and (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the sum of (i) the Base Amount, and (ii) the “Base Amount,” as such term is defined in the confirmation dated as of [Insert Trade Date for Base Confirmation] between Party A and Party B relating to a substantially identical forward transaction with respect to [Insert number of Shares underlying Base Confirmation] Shares (the “Base Confirmation”), (2) the denominator of which is the number of Shares outstanding on such day.

(d)
No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 9.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)
Neither Party B nor any of its Affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its Affiliates or any purchases by a party to a derivative transaction with Party B or any of its Affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Party B reasonably believes would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)
Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)
In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)
Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least $50 million as of the date hereof.

(l)	Party B acknowledges and agrees that:

(i)
during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)
Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)
any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)
the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(m)
Party B will notify Party A within five Exchange Business Days of obtaining knowledge of the occurrence of any event that would constitute a Potential Adjustment Event (or, if earlier, the date on which it publicly discloses such Potential Adjustment Event).

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an Affiliate of Party A) to securities lenders from whom Party A (or an Affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an Affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)
Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return Shares to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)
In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its Affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) the Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph only if and to the extent that Party B failed to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading Settlement Terms prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)
Stock Borrow Events. In the good faith commercially reasonable judgment of Party A (i) Party A (or its Affiliate) is unable to hedge Party A’s exposure to the Transaction because (A) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) Party A (or an Affiliate of Party A) would incur a Stock Loan Fee to hedge its exposure to the Transaction that is greater than a rate of 200 basis points per annum (each, a “Stock Borrow Event”);

(b)
Dividends and Other Distributions. On any day occurring after [Insert Trade Date under the Base Confirmation] Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)
Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law (other than as specified in clause (Y) of the definition thereof) or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)	Ownership Event. In the sole judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (an “Ownership Event”).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any of its Affiliates and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have an adverse effect), minus (y) 1% of the number of Shares outstanding.

Materially Increased Costs:

Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Party A and Party B agree to negotiate in good faith for at least five Exchange Business Days (the “Amendment Period”) to amend this Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.” Such amendment may, if agreed by Party A and Party B, result in a Change in Law to which an Acceleration Event applies. If, after negotiating in good faith during the Amendment Period to so amend this Confirmation, Party A and Party B are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an Acceleration Event, notwithstanding any language in clause (d) under the heading “Acceleration Events” above to the contrary. The Calculation Agent may, in connection with a Termination Settlement following such Acceleration Event, reduce the Forward Price to compensate Party A for any “materially increased costs” incurred during the Amendment Period. Any Change in Law that results in Party A (or an Affiliate of Party A) incurring a Stock Loan Fee to hedge its exposure to the Transaction that is equal to or less than a rate equal to 200 basis points per annum shall not constitute a “materially increased cost” for purposes of clause (Y) of the definition of “Change in Law” (but may, for the avoidance of doubt, result in a reduction to the Forward Price pursuant to the provisions opposite the caption “Additional Adjustment” above).

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Private Placement Procedures:

Notwithstanding anything to the contrary contained in Section 9.11 of the 2002 Definitions, if Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion based on the advice of counsel any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its Affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A; provided that Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A not having borrowed and sold a number of Shares equal to the Base Amount on or before the Effective Date pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement) if there has been no change in law or a change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or Affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any employee of Party A, other than [Usman Khan, Giulia Caterini, Bradford Warburton, Anthony Cicia, Steven Seltzer]7 [Simon Watson, Daniel Josephs, Natalia Ferre, Elisabeth Hawley, Beesham Seecharan, Peter Petraro]8 [Santosh Sreenivasan, Ranga Kanthadai, David Seaman, David Aidelson, Elliot Chalom, Noah Wynkoop, Yana Chernobilsky]9 or any other designee confirmed in writing by Party A. For purposes of the Transaction, “Material Non-Public Information”
_____________________________

4.	Insert for Morgan Stanley.

5.	Insert for Goldman Sachs.

6.	Insert for JPMorgan.

means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner permitted by the rules and regulations of the Securities and Exchange Commission, and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 150% of the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any Affiliate of Party A that has at the time of such assignment or transfer the same or better creditworthiness as Party A so long as (a) any guarantee of Party A’s obligations hereunder continues to remain in full force and effect with respect to such assignee or transferee, (b) such assignee or transferee is organized under the laws of the United States or any State thereof; (c) Party B will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (d) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer, unless Party A would be required to pay to Party B amounts under Section 2(d)(i)(4) of the Agreement in respect of such Tax; and (e) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

i.Indemnity:

Party B agrees to indemnify Party A and its Affiliates and their respective directors, officers, agents and controlling parties (Party A and each such Affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable documented expenses (including reasonable documented legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence, fraud, willful misconduct or breach of this Confirmation or the Agreement.
ii.Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable
Agreements and Acknowledgments

Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Section 16 Percentage would exceed 9.0% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of [______]10 Shares (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Section 16 Percentage would exceed 9.0% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Section 16 Percentage would not exceed 9.0% and (iii) Party A Group would not directly or indirectly

______________________

10.	Insert a number of Shares equal to 4.9% of the outstanding Shares on the date on which the Transaction is executed.

so beneficially own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its Affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[To:    Morgan Stanley & Co. LLC
1585 Broadway, 4th Floor
New York, NY 10036
Attention:    Usman Khan
Telephone:    (212) 761-0955
Facsimile:    (212) 507-4261
Email:    Usman.S.Khan@morganstanley.com

With a copy to:

To:    Morgan Stanley & Co. LLC
1221 Avenue of the Americas, 34th Floor
New York, NY 10020
Attention:    Anthony Cicia
Telephone:    (212) 762-4828
Facsimile:    (212) 507-4338
Email:    Anthony.Cicia@morganstanley.com]11

[To:    Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198
Attention:    Simon Watson, Equity Capital Markets
Telephone:    212-902-2317
Facsimile:    212-256-5738
Email:    simon.watson@ny.ibd.email.gs.com

With a copy to:

Attention:    Daniel Josephs, Equity Capital Markets
Telephone:    212-902-8193
Facsimile:    917-977-3943
Email:    daniel.josephs@ny.ibd.email.gs.com

And email notification to the following address:
Eq-derivs-notifications@am.ibd.gs.com]12
[To:    JPMorgan Chase Bank, National Association
EDG Marketing Support
Email:     edg_notices@jpmorgan.com
edg.us.flow.corporates.mo@jpmorgan.com
Facsimile No:     1-866-886-4506

With a copy to:
Attention:     Santosh Sreenivasan
Telephone No:     212-622-5604
Email:    santosh.sreenivasan@jpmorgan.com] Insert for JPMorgan.

_____________________________

11.	Insert for Morgan Stanley.

12.	Insert for Goldman Sachs.

13.	Insert for JPMorgan.

Address for notices or communications to Party B:
To:    Entergy Corporation
639 Loyola Avenue
New Orleans, Louisiana 70113

Attention:    Steven C. McNeal
Phone:    (504) 576-4363
Fax:    (504) 576-7601
Email:    smcneal@entergy.com

and

Attention:    Raechelle M. Munna, Senior Counsel
26th Floor
L-ENT-26B
Phone:    (504) 576-5848
Fax:    (504) 576-4150
E-mail:    rmunna@entergy.com

(b)
Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)
the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)
a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

If Party A is a bank regulated by the Federal Deposit Insurance Corporation, (i) Party A recognizes and intends that the Transaction is, and shall constitute, a “qualified financial contract” as that term is defined in 12 U.S.C. §1821(e)(8)(D)(i), as the same may be amended, modified, or supplemented from time to time; and (ii) Party A represents and warrants that it is authorized by appropriate corporate action under applicable law to enter into the Transaction as evidenced by the execution hereof by an officer of Party A at the level of vice president or higher.

Severability:
If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.
Tax Matters:

(a)
For the purpose of Section 3(e), each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement and any other payments of interest) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

[(A)
It is a disregarded entity for U.S. federal income tax purposes and its sole member is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(B)
It is a limited liability company duly organized and existing under the laws of the State of Delaware that is a disregarded entity for U.S. federal income tax purposes. Party A’s sole member is a corporation duly organized under the laws of the State of Delaware and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.][14]

[(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).][15]

[(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M).][16]

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

_____________________________

14.	Insert for Morgan Stanley.

15.	Insert for Goldman Sachs.

16.	Insert for JPMorgan.

(c)
For the purpose of Sections 4(a)(i) and (ii) of the Agreement, (x) Party B agrees to deliver to Party A one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) and (y) Party A agrees to deliver to Party B one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto).

(d)
Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in subsection (a) of “Tax Matters.” in this confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(e)
HIRE Act. “Tax” as used in subsection (a) of “Tax Matters.” in this confirmation and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

(f)
305(c) Dividend. In no event shall Party B be required to pay an additional amount to Party A under Section 2(d)(i)(4) of the Agreement in respect of any amounts treated as dividends under Section 305(c) of the Code.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) the Private Placement Procedures set forth in Annex A hereto or (ii) any damages that may be payable by Party B as a result of breach of this Confirmation.

Other Forwards:

Party A acknowledges that Party B has entered into two substantially identical forward transactions for the Shares on the date hereof (the “Other Additional Forwards”) with [Morgan Stanley & Co. LLC][Goldman Sachs & Co. LLC][JPMorgan Chase Bank, National Association, London Branch] and [Morgan Stanley & Co. LLC][Goldman Sachs & Co. LLC][JPMorgan Chase Bank, National Association, London Branch] (the “Other Forward Counterparties”). Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Additional Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Additional Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Overlap Unwind Period (which written notice shall indicate whether the relevant Overlap Unwind Period coincides with an “Unwind Period” under one or both of the Other Additional Forwards), and, subject to the immediately following paragraph, Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with an “Unwind Period” under one of the Other Additional Forwards) or every third Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period (in the case of an Overlap Unwind Period that coincides with “Unwind Periods” under both of the Other Additional Forwards), in each case, as notified by Party B, commencing on the first, second or third Exchange Business Day of such Overlap Unwind Period, as notified by Party B.

Party A additionally acknowledges that Party B has entered into two substantially identical forward transactions for the Shares on [Insert Date of Other Base Confirmations] (the “Other Base Forwards” and, together with the Other Additional Forwards, the “Other Forwards”) with each of the Other Forward Counterparties. Party A and Party B agree that if Party B designates a Settlement Date with respect to any of the Other Base Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting “Unwind Period” for any such Other Base Forward coincides for any period of time with an Unwind Period for the Transaction (the “Other Overlap Unwind Period”), Party B shall give written notice to Party A prior to the commencement of such Other Overlap Unwind Period (which written notice shall indicate whether the relevant Other Overlap Unwind Period coincides with an “Unwind Period” under one or both of the Other Base Forwards), and Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on, and the resulting Unwind Period shall include only, every second Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with an “Unwind Period” under one of the Other Base Forwards) or every third Exchange Business Day that is not a Suspension Day during such Other Overlap Unwind Period (in the case of an Other Overlap Unwind Period that coincides with “Unwind Periods” under both of the Other Base Forwards), in each case, as notified by Party B, commencing on the first, second or third Exchange Business Day of such Other Overlap Unwind Period, as notified by Party B (each such Exchange Business Day on which Party A shall be permitted to purchase Shares in accordance with this paragraph and the immediately preceding paragraph, an “Overlap Observation Day”). For the avoidance of doubt, the operation of this “Other Forwards” provision shall not be deemed to give rise to a Disrupted Day or other adjustment to this Transaction.

[Matters Relating to Agent:

Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, an affiliate of Party A (“JPMS”), has acted solely as agent and not as principal with respect to the Transaction and (ii) JPMS has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of the Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under the Transaction.]17

[Parent Guarantee of Party A:

Morgan Stanley, a Delaware corporation (“Parent”), shall fully and unconditionally guarantee all obligations of Party A under this Confirmation and shall execute a guarantee in favor of Party B in a form previously provided to Party B and consistent with parent guarantees customarily provided in respect of Party A’s obligations no later than the fifth Exchange Business Day following the Trade Date. Such guarantee shall be a Credit Support Document with respect to Party A and Parent shall be a Credit Support Provider with respect to Party A.]18

[Parent Guarantee of Party A:

The Goldman Sachs Group, Inc. (“GS Group”), a Delaware corporation, shall fully and unconditionally guarantee all obligations of Party A under this Confirmation pursuant to (i) the General Guarantee Agreement, dated January 30, 2006, made by GS Group relating to certain obligations of Party A (available as Exhibit 10.45 to GS Group’s Annual Report on Form 10-K for the fiscal year ended November 25, 2005) or (ii) any replacement or successor guarantee on substantially similar terms, which may be in the form of a general guarantee or a guarantee that specifically references the Transaction (in each case, the “Guarantee”). For the avoidance of doubt, the obligations of Party A in respect of each Transaction hereunder shall be recourse payment obligations as such term is used in the Guarantee and for all other purposes. The parties agree and acknowledge that (i) the Guarantee shall not be a Credit Support Document hereunder and (ii) GS Group shall not be a Credit Support Provider in relation to Dealer hereunder. Party A acknowledges that it is the successor to Goldman, Sachs & Co., a New York limited partnership.]19

[Remainder of page intentionally left blank]
_____________________________

17.	Insert for JPMorgan.

18.	Insert for Morgan Stanley.

19.	Insert for Goldman Sachs.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[MORGAN STANLEY & CO. LLC][GOLDMAN SACHS & CO. LLC][J.P. MORGAN SECURITIES LLC,
as agent for JPMorgan Chase Bank, National Association]

By:_____________________________
Name:
Title:

Confirmed as of the date first written above:

ENTERGY CORPORATION

By:________________________________
Name:
Title:

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS20

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD 0.00
[___________, ____]	USD [______]
[___________, ____]	USD [______]
[___________, ____]	USD [______]
[___________, ____]	USD [______]
[___________, ____]	USD [______]

_________________________
20.    To match schedule set forth in the Base Confirmation.

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)
If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any Affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such Affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares based on actual charges or discounts given. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)
If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its Affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its Affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party A).

EXHIBIT B
[Letterhead of Entergy Services, Inc.]
June 11, 2018

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
Scotia Capital (USA) Inc.

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

JPMorgan Chase Bank, National Association London Branch
25 Bank Street
Canary Wharf
London E14 5JP
England

In their capacities as the several underwriters (the “Underwriters”)

c/o    Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
In their separate capacities as forward sellers (the “Forward Sellers”) and forward purchasers (the “Forward Purchasers”)

Ladies and Gentlemen:
I, together with Morgan, Lewis & Bockius LLP, of New York, New York, have acted as counsel for Entergy Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated June 6, 2018 (the “Underwriting Agreement”), among the Company, the Forward Sellers and the Underwriters relating to the offer and sale of 13,289,037 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). This opinion is rendered to you at the request of the Company pursuant to Section 7(c) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Underwriting Agreement.
In my capacity as such counsel, I have either participated in the preparation of or have examined and am familiar with: (a) the Company’s Restated Certificate of Incorporation and the Company’s By-laws; (b) the Underwriting Agreement; (c) the Forward Sale Agreements21; (d) the Registration Statement, the Disclosure Package and the Prospectus; and (e) the records of various corporate proceedings relating to the authorization, issuance and sale of the maximum number of shares of the Company’s common stock, par value $0.01 per
_______________________
21.    This form of opinion will be modified appropriately to the extent of any Additional Forward Sale Agreements.

share, that may be issuable by the Company in the aggregate pursuant to the Forward Sale Agreements (the “Issuable Shares”)22 and the execution and delivery by the Company of the Underwriting Agreement and the Forward Sale Agreements. I have also examined or caused to be examined such other documents and have satisfied myself as to such other matters as I have deemed necessary in order to render this opinion.
In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies, and the authenticity of the originals of such latter documents. In making my examination of documents and instruments executed or to be executed by persons other than the Company, I have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof by such person, and the due execution and delivery by or on behalf of such person of each such document and instrument. In the case of any such other person that is not a natural person, I have also assumed, insofar as is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such other person was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon the ability of such other person to execute, deliver and/or perform such other person’s obligations under any such document or instrument. I have further assumed that each document, instrument, agreement, record and certificate reviewed by me for purposes of rendering the opinions expressed below has not been amended by oral agreement, conduct or course of dealing of the parties thereto, although I have no knowledge of any facts or circumstances that could give rise to such amendment.
As to questions of fact material to the opinions expressed herein, I have relied upon statements in the Registration Statement, the Disclosure Package and the Prospectus, and upon certificates and representations of officers of the Company (including but not limited to those contained in the Underwriting Agreement and the Forward Sale Agreements and certificates delivered at the closing of the sale of the Shares) and appropriate public officials without independent verification of such matters except as otherwise described herein.
Whenever my opinions herein with respect to the existence or absence of facts are stated to be to my knowledge or awareness, I intend to signify that no information has come to my attention or the attention of any other attorneys acting for or on behalf of the Company or any of its affiliates that have participated in the negotiation of the transactions contemplated by the Underwriting Agreement and the Forward Sale Agreements, in the preparation of the Registration Statement, the Disclosure Package and the Prospectus, or in the preparation of this opinion letter, after consultation with such other attorneys acting for or on behalf of the Company as I or they deemed appropriate, that would give me, or them, actual knowledge that would contradict such opinions. However, except to the extent necessary in order to give the opinions hereinafter expressed, neither I nor they have undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to knowledge of the existence or absence of such facts (except to the extent necessary in order to give the opinions hereinafter expressed) should be assumed.
My opinion in paragraph (1) below, insofar as it relates to the good standing of the Company under Delaware law, is given exclusively in reliance upon a certification of the Secretary of State of Delaware, upon which I believe I am justified in relying. A copy of such certification has been provided to you.
__________________
22.    This form of opinion will be modified appropriately to the extent of any Primary Shares issued by the Company.

Subject to the foregoing and to the further exceptions and qualifications set forth below, I am of the opinion that:
(1)The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, has the necessary corporate power and authority to conduct the business that it is described as conducting in the Disclosure Package and the Prospectus and to own and operate the properties owned and operated by it in such business.

(2)The Issuable Shares have been duly authorized and reserved for issuance by the Company under the Forward Sale Agreements and, if such Issuable Shares were issued, sold and delivered by the Company to the Forward Purchasers on the date hereof pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements, such Issuable Shares would be validly issued, fully paid and non-assessable, and the issuance, sale and delivery thereof will not be subject to any preemptive or similar rights.

(3)The statements made in the Basic Prospectus as amended and supplemented immediately prior to the Applicable Time (together with the other information in the Disclosure Package) and the Prospectus under the caption “Description of Common Stock”, insofar as they purport to summarize the terms of the Shares, constitute an accurate summary thereof in all material respects.

(4)The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(5)Each Forward Sale Agreement has been duly authorized, executed and delivered by the Company.

(6)Except as to the financial statements and other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference therein, upon which I do not express an opinion, the Registration Statement, on the date that Post-Effective Amendment No. 3 thereto was filed by the Company with the Commission under the Securities Act, and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b), complied as to form in all material respects with the applicable requirements of the Securities Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith; and, with respect to the documents or portions thereof filed by the Company with the Commission pursuant to the Exchange Act, and incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 (except as to the financial statements and other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference therein, upon which I do not express an opinion), such documents or portions thereof, on the date filed with the Commission, complied as to form in all material respects with the applicable provisions of the Exchange Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith; the Registration Statement was effective immediately upon filing under the Securities Act on the date that it was filed by the Company with the Commission thereunder; and, to my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened under Section 8(d) of the Securities Act.

(7)    No approval, authorization, consent or other order of any governmental body (other than under the Securities Act, which has been duly obtained) under the federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware that in my experience is normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Forward Sale Agreements (including the issuance of the Issuable Shares), but without my having made any special investigation with respect to any other law (including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State of New York) and other than any state securities or “blue sky” laws or the antifraud laws of any jurisdiction, as to which I express no opinion, is legally required to permit the sale of the Shares pursuant to the Underwriting Agreement; and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance by the Company of its obligations under the Transaction Documents.
(8)    The sale of the Shares and the execution, delivery and performance by the Company of the Underwriting Agreement and the Forward Sale Agreements (including the issuance of the Issuable Shares) (a) will not violate any provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Company or any of its Principal Subsidiaries pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking known to me (having made due inquiry with respect thereto) to which the Company or any of its Principal Subsidiaries is a party or which purports to be binding upon the Company or any of its Principal Subsidiaries or upon any of their respective assets, (b) will not violate any provision of any law or regulation applicable to the Company or any of the Principal Subsidiaries or, to my knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment or decree of any governmental instrumentality applicable to the Company or any of the Principal Subsidiaries (except that various consents of, and filings with, governmental authorities may be required to be obtained or made, as the case may be, in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction) and (c) will not result in any violation of any provision of the charter, by-laws or the other organizational documents of the Company or any of the Principal Subsidiaries.
In connection with the preparation by the Company of the Registration Statement, the Disclosure Package and the Prospectus, I have had discussions with certain of the officers, employees, and representatives of the Company and Entergy Services, Inc., with other counsel for the Company, and with the independent registered public accountants of the Company who audited certain of the financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. I have also examined or caused to be examined such other documents and have satisfied myself as to such other matters as I have deemed necessary in order to render this statement of belief. Based on my review of the Registration Statement, the Disclosure Package and the Prospectus and the above-mentioned discussions, although I have not independently verified the accuracy, completeness or fairness of the statements included or incorporated by reference therein and take no responsibility therefor (except to the extent such statements relate to me or as expressly set forth in paragraph (3) above), no facts have come to my attention that cause me to believe that (i) the Registration Statement, as of the latest date as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations of the Commission thereunder, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, at the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I do not express any opinion or belief as to (a) the financial statements or other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus

or (b) the assessments of or reports on the effectiveness of internal control over financial reporting incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.
I am a member of the Bar of the State of Louisiana, and this opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. As to all matters of New York law, I have relied (without independent inquiry), with your approval, upon the opinion of even date herewith addressed to you of Morgan, Lewis & Bockius LLP of New York, New York.
This opinion is solely for your benefit in connection with the Underwriting Agreement and the transactions contemplated thereunder, and it may not be relied upon in any manner by any other person or for any other purpose, without my prior written consent.
Very truly yours,
Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities

EXHIBIT C
[Letterhead of Morgan, Lewis & Bockius LLP]
June 11, 2018

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
Scotia Capital (USA) Inc.

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

JPMorgan Chase Bank, National Association London Branch
25 Bank Street
Canary Wharf
London E14 5JP
England

In their capacities as the several underwriters (the “Underwriters”)

c/o    Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
In their separate capacities as forward sellers (the “Forward Sellers”) and forward purchasers (the “Forward Purchasers”)

Ladies and Gentlemen:
We, together with Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., have acted as counsel to Entergy Corporation, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated June 6, 2018 (the “Underwriting Agreement”), among the Company, the Forward Sellers and the Underwriters relating to the offer and sale of up to 13,289,037 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). This opinion is rendered to you at the request of the Company pursuant to Section 7(c) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Underwriting Agreement.
In our capacity as such counsel, we have either participated in the preparation of, or have examined and are familiar with: (a) the Company’s Restated Certificate of Incorporation and the Company’s By-Laws; (b) the Underwriting Agreement; (c) the Forward Sale Agreements23 ; (d) the Registration Statement, the Disclosure Package and the Prospectus; and (e) the records of various corporate proceedings relating to the
___________________________
23.    This form of opinion will be modified appropriately to the extent of any Additional Forward Sale Agreements.

authorization, issuance and sale of the maximum number of shares of the Company’s common stock, par value $0.01 per share, that may be issuable by the Company in the aggregate pursuant to the Forward Sale Agreements (the “Issuable Shares”)24 and the execution and delivery by the Company of the Underwriting Agreement and the Forward Sale Agreements. As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of officers of the Company (including but not limited to those contained in the Registration Statement, the Disclosure Package, the Prospectus, the Underwriting Agreement, the Forward Sale Agreements and certificates delivered at the closing of the sale of the Shares) and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.
Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:
(1)The Issuable Shares have been duly authorized and reserved for issuance by the Company under the Forward Sale Agreements and, if such Issuable Shares were issued, sold and delivered by the Company to the Forward Purchasers on the date hereof pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements, such Issuable Shares would be validly issued, fully paid and non-assessable, and the issuance, sale and delivery thereof will not be subject to any preemptive or similar rights.

(2)The statements made in the Basic Prospectus as amended and supplemented immediately prior to the Applicable Time (together with the other information in the Disclosure Package) and the Prospectus under the caption “Description of Common Stock”, insofar as they purport to summarize the terms of the Shares, constitute an accurate summary thereof in all material respects.

(3)The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(4)Each Forward Sale Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, receivership, fraudulent transfer, preference, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law), including the possible unavailability of specific performance or injunctive relief, and (ii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

__________________________
24.    This form of opinion will be modified appropriately to the extent of any Primary Shares issued by the Company.

(5)Except as to the financial statements and other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference therein, upon which we do not express an opinion, the Registration Statement, on the date that Post-Effective Amendment No. 3 thereto was filed by the Company with the Commission under the Securities Act, and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b), complied as to form in all material respects with the applicable requirements of the Securities Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith; and, with respect to the documents or portions thereof filed with the Commission by the Company pursuant to the Exchange Act, and incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, such documents or portions thereof (except as to the financial statements and other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference therein, upon which we do not express an opinion), on the date filed with the Commission, complied as to form in all material respects with the applicable provisions of the Exchange Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith; the Registration Statement was effective immediately upon filing under the Securities Act on the date that it was filed by the Company with the Commission thereunder; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened under Section 8(d) of the Securities Act.

(6)No approval, authorization, consent or other order of any governmental body (other than under the Securities Act, which has been duly obtained) under the federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware that in our experience is normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Forward Sale Agreements (including the issuance of the Issuable Shares), but without our having made any special investigation with respect to any other law (including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State of New York) and other than any state securities or “blue sky” laws or the antifraud laws of any jurisdiction, as to which we express no opinion, is legally required to permit the sale of the Shares pursuant to the Underwriting Agreement; and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance by the Company of its obligations under the Transaction Documents.

(7)The Company is not and, as a result of and after giving effect to the transactions contemplated by the Transaction Documents and the issuance, sale and delivery of the Issuable Shares upon settlement of the Forward Sale Agreements, will not be, an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

(8)The statements set forth in the Basic Prospectus as amended and supplemented immediately prior to the Applicable Time and the Prospectus under the caption “Certain United States Federal Income Tax Consequences for Non-U.S. Holders,” to the extent they constitute matters of federal income tax law or legal conclusions with respect to matters of federal income tax law, are an accurate summary of the matters referred to therein in all material respects.

In addition, our opinion set forth in paragraph (4) above is subject to and limited by, in the case of indemnities, a requirement that facts, known to the indemnitee but not the indemnitor, in existence at the time the indemnity becomes effective that would entitle the indemnitee to indemnification be disclosed to the indemnitor and a requirement that an indemnity provision will not be read to impose obligations upon indemnitors that are neither disclosed at the time of its execution nor reasonably within the scope of its terms and the overall intention of the parties at the time of its making.
Our opinion in paragraph (4) is further subject to the following assumptions and qualifications:

i.	Each party to each Forward Sale Agreement is an “eligible contract participant” as defined in Section 1a(18) of the Commodity Exchange Act, as amended, and the rules and regulations thereunder.

ii.	Provisions of each Forward Sale Agreement relating to indemnification or exculpation may be limited by public policy or by law.

iii.
We express no opinion as to provisions of each Forward Sale Agreement that purport (a) to establish any evidentiary standard, (b) to provide that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more others, (c) to create a conclusive presumption or commit a conclusive or binding determination of any matter, (d) to waive the right of any party to object to venue, (e) to waive matters that cannot, as a matter of law, be effectively waived, (f) to impose penalties, forfeitures, late payment charges or an increase in interest upon an occurrence of a default, or (g) to create a power of attorney, proxy, or agency relationship.

iv.
We express no opinion with respect to the enforceability of the New York choice of law provisions set forth in each Forward Sale Agreement in jurisdictions other than the State of New York and have further assumed that any court in the jurisdiction of the State of New York considering the enforceability of such provisions would give effect to Section 5-1401 of the New York General Obligations Law.

v.
We express no opinion with respect to the enforceability of the New York choice of forum provisions set forth in each Forward Sale Agreement in jurisdictions other than the State of New York and have further assumed that any court in the jurisdiction of the State of New York considering the enforceability of such provisions would give effect to Section 5-1402 of the New York General Obligations Law.

vi.	We express no opinion as to any securities law or regulation.

vii.
We express no opinion as to the effect of the compliance or noncompliance of the Forward Purchasers with any law or regulation applicable to it because of the legal or regulatory status or the nature of the business of it or its participation in the transactions contemplated by each Forward Sale Agreement.

In passing upon the forms of the Registration Statement and the Prospectus in paragraph (5) above, we necessarily assume the correctness, completeness and fairness of the statements made by the Company and information included or incorporated by reference in the Registration Statement and the Prospectus and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraphs (2) and (8) above. In connection with the preparation by the Company of the Registration Statement, the Disclosure Package and the Prospectus, we have had discussions with certain officers, employees and representatives of the Company and Entergy Services, Inc., with other counsel for the Company and with the independent registered public accountants of the Company who audited certain of the financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this statement of belief. Based on our review of the Registration Statement, the Disclosure Package and the Prospectus and the above-mentioned discussions, although we have not independently verified the accuracy, completeness or fairness of the statements included or incorporated by reference therein and take no responsibility therefor (except to the extent such statements relate to us or as expressly set forth in paragraphs (2) and (8) above), no facts have come to our attention that cause us to believe that (i) the Registration Statement, as of the latest date as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations of the Commission thereunder, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, at the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to (a) the financial statements or other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus or (b) the assessments of or reports on the effectiveness of internal control over financial reporting incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.
This opinion is limited to the law of the States of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
This opinion is solely for your benefit in connection with the Underwriting Agreement and the transactions contemplated thereunder and it may not be relied upon in any manner by any other person or for any other purpose, without our prior written consent, except that Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc. may rely on this opinion as to all matters of New York law in rendering his opinion required to be delivered under the Underwriting Agreement.
Very truly yours,
Morgan, Lewis & Bockius LLP

EXHIBIT D
[Letterhead of Pillsbury Winthrop Shaw Pittman LLP]
June 11, 2018

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
Scotia Capital (USA) Inc.

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

JPMorgan Chase Bank, National Association London Branch
25 Bank Street
Canary Wharf
London E14 5JP
England

In their capacities as the several underwriters (the “Underwriters”)

c/o    Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
In their separate capacities as forward sellers (the “Forward Sellers”) and forward purchasers (the “Forward Purchasers”)

Ladies and Gentlemen:
We have acted as counsel to the Underwriters in connection with their several purchases pursuant to the Underwriting Agreement dated June 6, 2018 among the Underwriters, Entergy Corporation, a Delaware corporation (the “Company”), and the Forward Sellers (the “Agreement”) of 13,289,037 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”). This letter is delivered to you pursuant to Section 7(d) of the Agreement.
We have reviewed (a) the Agreement, (b) the letter agreement, dated June 6, 2018, between Morgan Stanley & Co. LLC, as a Forward Purchaser, and the Company (the “Morgan Stanley Forward Sale Agreement”), (c) the letter agreement, dated June 6, 2018, between Goldman Sachs & Co. LLC, as a Forward Purchaser, and the Company (the “Goldman Forward Sale Agreement”), (d) the letter agreement, dated June 6, 2018, between JPMorgan Chase Bank, National Association London Branch, as a Forward Purchaser, and the Company (together with the Morgan Stanley Forward Sale Agreement and the Goldman Forward Sale Agreement, the “Forward Sale Agreements”)25, (e) the Registration Statement on Form S-3 (File No.
_______________________
25.    This form of opinion will be modified appropriately to the extent of any Additional Forward Sale Agreements.

333-213335) as amended by Post-Effective Amendments No. 1, No. 2 and No. 3 thereto (as so amended, the “Registration Statement”) filed by the Company to register the Shares with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), including the Company’s Prospectus dated May 4, 2018 contained therein (the “Base Prospectus”), which incorporates by reference the Incorporated Documents referred to below, (f) the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, Subject to Completion, dated June 6, 2018, relating to the offer and sale of the Shares (as so supplemented, the “Preliminary Prospectus”) filed by the Company with the Commission pursuant to Rule 424(b)(3) under the Securities Act, which also incorporates by reference the Incorporated Documents, (g) the Base Prospectus, as supplemented by the Prospectus Supplement dated June 6, 2018, relating to the offer and sale of the Shares (as so supplemented, the “Final Prospectus”) filed by the Company with the Commission pursuant to Rule 424(b)(2) under the Securities Act, which also incorporates by reference the Incorporated Documents, and (h) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”), the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 (the “Quarterly Report”) and the Company’s Current Reports on Form 8-K dated March 1, 2018 and May 4, 2018 (such Current Reports, together with the Annual Report and the Quarterly Report, the “Incorporated Documents”), in each case filed by the Company with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”). We have also reviewed such other agreements, documents, records, certificates and materials, and have satisfied ourselves as to such other matters, as we have considered relevant or necessary for purposes of this letter. We have not reviewed any of the certificates representing the Common Stock, except a form thereof.
In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons. In delivering this letter, we have relied, without independent verification, as to factual matters, on certificates and other written or oral notices or statements of governmental and other public officials and of officers and other representatives of the Company, on representations made by the Company in the Agreement and the Forward Sale Agreements and on statements in the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Incorporated Documents.
On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.
22,923,590 shares of Common Stock (the “Issuable Shares”) have been duly authorized and reserved for issuance by the Company under the Forward Sale Agreements and, if such Issuable Shares (assuming the certificate or certificates representing such Issuable Shares conform to the form reviewed by us) were issued and delivered by the Company to the Forward Purchasers on the date hereof pursuant to the Forward Sale Agreements against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements and duly countersigned and registered by the transfer agent and registrar thereof, such Issuable Shares would be validly issued, fully-paid and non-assessable. [26]

2.	The Agreement has been duly authorized, executed and delivered by the Company.

3.	Each Forward Sale Agreement has been duly authorized, executed and delivered by the Company.

________________________

26.	This form of opinion will be modified appropriately to the extent of any Primary Shares issued by the Company.

4.
The Registration Statement automatically became effective under the Securities Act on the date it was filed by the Company with the Commission thereunder and, to our knowledge, based solely upon a review of the page entitled “Stop Orders” on the Commission’s website on the date hereof, as of the time of such review, no stop order with respect thereto has been issued, and no proceedings therefor are pending or threatened, under Section 8 of the Securities Act.

5.
No Governmental Approval (as defined below) under the Applicable Law (as defined below) is required to be obtained or made by the Company for the execution and delivery by the Company of the Agreement and the Forward Sale Agreements or the consummation by the Company of the transactions contemplated by the Agreement and the Forward Sale Agreements (including the sale of the Shares pursuant to the Agreement) other than those Governmental Approvals that have been previously obtained or made.

6.
The statements set forth under the caption “Description of Common Stock” in the Preliminary Prospectus and the Final Prospectus (together with, in the case of the Preliminary Prospectus, the information set forth in Schedule III to the Agreement), to the extent that such statements purport to summarize the terms of the Shares, are accurate in all material respects.

With respect to our opinions set forth in paragraphs 1, 2 and 3 above, we have assumed that the Company is duly incorporated, validly existing as a corporation and in good standing under the law of the State of Delaware.
As used in this letter, (i) “Governmental Approval” means any authorization, consent, approval or license (or the like) of, or exemption (or the like) from, or registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit, agency, commission, department or other authority that may be applicable to the Company or any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company or any of its properties and (ii) “Applicable Law” means the federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware that in our experience is normally applicable to transactions of the type contemplated by the Agreement and the Forward Sale Agreements, but without our having made any special investigation with respect to any other law (including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State of New York) and other than any federal or state securities or “blue sky” laws or the antifraud laws of any jurisdiction.
In the course of the preparation by the Company of the Registration Statement, the Preliminary Prospectus and the Final Prospectus, we had conferences with certain officers and other representatives of and counsel for the Company, with representatives of Deloitte & Touche LLP, the Company’s independent registered public accountants who audited certain of the Company’s financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, and with your representatives, during which the contents of the Registration Statement, the Preliminary Prospectus and the Final Prospectus were discussed. We did not participate in the preparation by the Company of the Incorporated Documents or the selection of information contained therein or omitted therefrom by the Company; however, we reviewed drafts of the Annual Report and the Quarterly Report prior to the time they were filed by the Company with the Commission pursuant to the Exchange Act. Based on our review of the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Incorporated Documents and our discussions in the conferences described above:

(a)	each of the Registration Statement, at the date Post-Effective Amendment No. 3 thereto was filed by the Company with the Commission under the Securities Act, and the Final Prospectus, at the date it was filed by the Company with the Commission pursuant to Rule 424(b)(2) under the Securities Act, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(b)
although we have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus and take no responsibility therefor (except to the extent that such statements relate to us or as set forth in paragraph 6 above), no facts have come to our attention that cause us to believe that:

(i)
the Registration Statement (including the information deemed to be a part thereof pursuant to Rule 430B(f) under the Securities Act), at the most recent effective date of the part of the Registration Statement relating to the Shares determined pursuant to Rule 430B(f)(2) under the Securities Act and when read together with the Incorporated Documents, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)
the Preliminary Prospectus, at 6:45 p.m., New York City time, on the date of the Agreement (which is the Applicable Time within the meaning of the Agreement) and when read together with the information set forth in Schedule III to the Agreement and the Incorporated Documents, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)
the Final Prospectus, at its date or the date hereof and when read together with the Incorporated Documents, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, we express no opinion or belief in clause (a) or (b) above as to the financial statements and schedule and other financial, statistical and accounting information contained or incorporated by reference in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus. In addition, in making the statement in clause (a) above with respect to each of the Registration Statement and the Final Prospectus, we have necessarily assumed the correctness and completeness of the statements made by the Company therein and in connection with the Company’s preparation thereof.
Our opinions set forth in this letter are limited to the Applicable Law and, in the case of our opinion set forth in paragraph 4 above, the federal securities law of the United States of America, in each case as in effect on the date hereof, and we express no opinion as to any other law. We have no responsibility or obligation to update this letter or to take into account changes in law, facts or any other developments of which we may later become aware.
This letter is delivered only to you by us as counsel to the Underwriters solely for your benefit in connection with the transaction contemplated by the Agreement and may not be used, circulated, furnished, quoted or otherwise referred to or relied upon for any other purpose or by any other person or entity (including by any person or entity that acquires any of the Shares from any of the Underwriters) for any purpose without our prior written consent, except that this letter may be disclosed to others insofar as it relates to the income tax treatment or tax structure of such transaction.
Very truly yours,

PILLSBURY WINTHROP SHAW PITTMAN LLP

EXHIBIT E
Form of Lock-up Letter
June 5, 2018
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o    Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Entergy Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named therein, including the Representatives (collectively, the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period (the “Lock-Up Period”) commencing on and including the date hereof through and including the date that is 60 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus,” and the date of such Prospectus, the “Public Offering Date”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so beneficially owned that are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)
transfers of shares of Common Stock or any Convertible Securities as a bona fide gift, provided that (i) each donee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter, and (ii) no filing under Section 16(a) of the Exchange Act, or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, other than a filing on Form 5 after July 1, 2018 and except that a Form 4 filing permitted by clause (c) below may also reflect a reduction in beneficial ownership resulting from a bona fide gift made in accordance with this clause (a) so long as such Form 4 expressly states that such reduction is the result of a bona fide gift,

(b)
transfers of shares of Common Stock or Convertible Securities either during the undersigned’s lifetime or on death (i) by will or intestacy, (ii) to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, or (iii) pursuant to a domestic relations order, provided that each such transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter. For purposes of this letter, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin,

(c)
the forfeiture, cancellation, withholding, surrender or delivery of shares of Common Stock to the Company to satisfy any income, employment and/or social security tax withholding and/or remittance obligations in connection with the vesting during the Lock-Up Period of any restricted stock unit, restricted shares, performance share unit or phantom shares; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4,

(d)
distributions of shares of Common Stock or any Convertible Securities to limited partners, members or stockholders of the undersigned, provided that each distributee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter,

(e)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period and no public announcement or filing under the Exchange Act or otherwise regarding the establishment of such plan shall be required or shall be voluntarily made by or on behalf of the undersigned or the Company, or

(f)
sales of Common Stock pursuant to any trading plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this letter or pursuant to any amendment or replacement of any such trading plan, so long as the number of shares of Common Stock subject to such original trading plan is not increased; provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during the Lock-Up Period, or the undersigned voluntarily effects any public filing or report regarding such sales during the Lock-Up Period, then the undersigned shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1 trading plan.

The undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
This letter shall lapse and become null and void, and the undersigned shall be released from all obligations under this letter, if the Public Offering Date shall not have occurred on or before July 1, 2018, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall automatically terminate or be terminated prior to payment for, and delivery of, the Shares (excluding shares that the Underwriters have the option to purchase).
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Underwriters and any other parties thereto.
This letter and any claim, controversy or dispute arising under or related to this letter shall be governed by and construed in accordance with the laws of the State of New York.
[Remainder of page intentionally left blank]

Very truly yours,

(name of stockholder - please print)

(signature)

EXHIBIT F
Lock-up Signatories
Directors:

1.	John R. Burbank

2.	Patrick J. Condon

3.	Kirkland H. Donald

4.	Philip L. Frederickson

5.	Alexis M. Herman

6.	Stuart L. Levenick

7.	Blanche L. Lincoln

8.	Karen A. Puckett

Officers:

1.	Leo P. Denault

2.	A. Christopher Bakken, III

3.	Marcus V. Brown

4.	Andrew S. Marsh

5.	Roderick K. West

6.	Paul D. Hinnenkamp

7.	Alyson M. Mount

8.	Andrea Coughlin Rowley

9.	Donald W. Vinci

10.	Richard C. Riley

11.	Phillip R. May, Jr.

12.	Haley R. Fisackerly

13.	Charles L. Rice, Jr.

14.	Sallie T. Rainer

15.	Peter S. Norgeot, Jr.